                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BROOKS FIBER PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                                     [FRONT]
[CORPORATE LOGO]

BROOKS FIBER PROPERTIES

                                                                  March 28, 1997

Dear Stockholder:

     It is a pleasure to invite you to attend the 1997 Annual Meeting of Stockholders of Brooks Fiber Properties, Inc., to be held on Tuesday, April 29, 1997 in the Main Dining Room on the 16th Floor of the St. Louis Club, 7701 Forsyth, St. Louis, Missouri at 10:00 a.m., St. Louis time. This year's Annual Meeting of Stockholders marks the completion of our first year as a public company. It has been a year marked by significant accomplishments for the Company. We look forward to welcoming you to the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares are represented at the meeting. I urge you to vote your shares by marking the proxy form below, detaching it, and returning it promptly in the envelope provided for that purpose.

                                          Robert A. Brooks
                                          Chairman of the Board

                            (Detach Proxy Form Here)
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                          BROOKS FIBER PROPERTIES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert A. Brooks, James C. Allen and David
L. Solomon, or any one of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of BROOKS FIBER PROPERTIES, INC. (the "Company") to be held on Tuesday, April 29, 1997, commencing at 10:00 a.m., St. Louis time, in the Main Dining Room on the 16th Floor of the St. Louis Club, 7701 Forsyth, St. Louis, Missouri, and at any postponement or adjournment of said meeting, and to vote all the shares of Voting Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified below and in the discretion of any such person on such other business as may properly come before the meeting and any postponement or adjournment thereof.

                 MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:

1. Election of Three Directors

   [ ] FOR all nominees listed below
       (except as marked to the contrary below)

   [ ] WITHHOLD AUTHORITY
       to vote for all nominees listed below

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

                      For term expiring in 2000 (Class I):
            Robert F. Benbow Ronald H. Vander Pol Carol deB. Whitaker

2. Proposal to amend Article Fourth of the Restated Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock (NOTE: Abstentions from this proposal will count as votes against the proposal)

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Proposal to approve the adoption of the Brooks Fiber Properties, Inc. 1997 Stock Incentive Plan (NOTE: Abstentions from this proposal will count as votes against the proposal)

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent public accountants of the Company for 1997 (NOTE: Abstentions from this proposal will count as votes against the proposal)

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

         Please complete, sign and date other side and return promptly.

                                     [BACK]












                            (Detach Proxy Form Here)
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

     The undersigned hereby acknowledges receipt of the 1996 Annual Report to Stockholders and the Notice of said Annual Meeting and accompanying Proxy Statement.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF SAID NOMINEES AS DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

                                  Dated this       day of                 , 1997
                                             -----        ----------------

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  (If Stock is owned in joint names, both owners must sign, or if owned by a corporation, partnership or trust, this Proxy must be signed by an authorized officer, partner or trustee.) If the address at left is incorrect, please write in the correct information.

   PLEASE SIGN AS REGISTERED AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE TO:
       BOATMEN'S TRUST COMPANY, P.O. BOX 14764, ST. LOUIS, MO 63178-9926.

[CORPORATE LOGO]

BROOKS FIBER PROPERTIES

                      NOTICE OF THE 1997 ANNUAL MEETING OF
                               THE STOCKHOLDERS OF
                          BROOKS FIBER PROPERTIES, INC.

TO THE STOCKHOLDERS OF                                       St. Louis, Missouri
BROOKS FIBER PROPERTIES, INC.                                     March 28, 1997

         The 1997 Annual Meeting of the Stockholders of Brooks Fiber Properties, Inc., a Delaware corporation (the "Company"), will be held in the Main Dining Room on the 16th Floor of the St. Louis Club, 7701 Forsyth, St. Louis, Missouri on Tuesday, April 29, 1997, commencing at 10:00 a.m., St. Louis time, for the following purposes:

1. To elect three members in Class I of the Board of Directors to hold office until the 2000 Annual Meeting of Stockholders, and until their respective successors are elected and qualified or until their respective earlier death, resignation or removal;

2. To consider and vote upon approval of a proposed amendment to Article Fourth of the Company's Restated Certificate of Incorporation to, among other things, increase the authorized number of shares of Common Stock from 50,000,000 shares to 150,000,000 shares;

3. To consider and vote upon approval of the adoption of the Brooks Fiber Properties, Inc. 1997 Stock Incentive Plan;

4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1997; and

5. To transact such other business, if any, as properly may be brought before the meeting and any postponement or adjournment thereof.

         The Board of Directors of the Company has fixed the close of business on March 11, 1997 as the record date for the determination of Stockholders entitled to receive notice of and to vote at the meeting and any postponement or adjournment thereof.

         By order of the Board of Directors.

                                           John P. Denneen
                                           Secretary

March 28, 1997
St. Louis, Missouri

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

[CORPORATE LOGO]                            425 WOODS MILL ROAD SOUTH, SUITE 300
                                                  TOWN & COUNTRY, MISSOURI 63017
BROOKS FIBER PROPERTIES

                                 PROXY STATEMENT
                                     FOR THE
                       1997 ANNUAL MEETING OF STOCKHOLDERS

         This proxy statement is furnished to the holders of the Voting Common Stock, $0.01 par value per share ("Common Stock"), of Brooks Fiber Properties, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") to be held in the Main Dining Room on the 16th Floor of the St. Louis Club, 7701 Forsyth, St. Louis, Missouri commencing at 10:00 a.m., St. Louis time, on Tuesday, April 29, 1997 and at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of the 1997 Annual Meeting of the Stockholders. Such holders are hereinafter referred to as the "Stockholders." The Company is first mailing this proxy statement and the enclosed form of proxy to Stockholders on or about March 28, 1997.

         Whether or not you expect to be present in person at the meeting, you are requested to complete, sign, date and return the enclosed form of proxy. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of Common Stock can be voted only when represented by a properly executed proxy. Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The close of business on March 11, 1997 has been fixed as the record date for the determination of the Stockholders entitled to notice of and to vote at the 1997 Annual Meeting of Stockholders. As of the record date, 32,730,579 shares of Common Stock were issued and outstanding and entitled to vote at the 1997 Annual Meeting, and there were approximately 279 holders of record of Common Stock, including participants in security position listings. Stockholders will be entitled to cast one vote on each matter for each share of Common Stock held of record on the record date. A majority of such shares are required to be present or represented at the 1997 Annual Meeting in order for there to be a quorum for the conduct of business.

         A plurality of the votes of the holders of the shares of the Common Stock entitled to vote which are present in person or represented by proxy at the 1997 Annual Meeting shall be sufficient to elect directors (Proposal 1). The affirmative vote of the holders of at least 66 2/3% of the shares of the Common Stock outstanding on the record date is required to approve the amendment to the Company's Restated Certificate of Incorporation (Proposal 2). The affirmative vote of the holders of a majority of shares of the Common Stock entitled to vote which are present in person or represented by proxy at the 1997 Annual Meeting is required to approve the adoption of the Brooks Fiber Properties, Inc. 1997 Stock Incentive Plan (Proposal 3), to ratify the appointment of independent public accountants (Proposal 4) and to act on any other matters properly brought before the meeting.

         Under the General Corporation Law of the State of Delaware, a withheld vote and broker non-votes are not deemed to be voted and, as a result, abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors. Since the affirmative vote of the holders of at least 66 2/3% of the shares of the Common Stock outstanding on the record date is required to approve Proposal 2, shares represented by proxies which are marked "abstain" and broker non-votes will have the effect of a vote AGAINST the approval of the amendment to the Company's Restated Certificate of Incorporation. Abstentions, but not broker non-votes, will have the same effect as if the shares represented thereby were voted AGAINST Proposals 3 and 4. If no specification is made on a duly executed proxy, the proxy will be voted FOR the election of the directors nominated by the Board of Directors, FOR Proposals 2, 3 and 4, and in the discretion of the persons named as proxies on such other business as may properly come before the meeting.

         A broker non-vote occurs when a nominee holding shares for beneficial owners votes shares at the meeting but does not vote all of its shares on a particular proposal because the nominee does not have or choose to exercise discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Broker non-votes and shares as to which Stockholders abstain are included for purpose of determining whether a quorum is present at a meeting.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement.

COMMON STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND OFFICERS

         The following table sets forth information regarding the amount of the outstanding Common Stock as of February 28, 1997 beneficially owned by each director and nominee, the Chief Executive Officer and the four other most highly compensated executive officers of the Company (each a "Named Executive") and all of the directors and executive officers of the Company as a group:

                                                                                                           Percent of
                                                                                     Number of Shares     Common Stock
Name of Beneficial Owner                                                             Beneficially Owned  Outstanding(1)
-----------------------------------------------------------------------------------  ------------------  --------------
James C. Allen (Chief Executive Officer and Director) .............................         388,549(2)         1.18%
Robert F. Benbow (Director) .......................................................       1,063,638(3)         3.26%
William J. Bresnan (Director) .....................................................          51,634(4)            *
Robert A. Brooks (Named Executive and Director) ...................................         853,666(5)         2.59%
Jonathan M. Nelson (Director) .....................................................         899,075(6)         2.75%
John C. Shapleigh (Named Executive) ...............................................         328,437(7)         1.00%
David L. Solomon (Named Executive) ................................................         143,607(8)            *
G. Jackson Tankersley, Jr. (Director) .............................................           5,533(9)            *
Ronald H. Vander Pol (Director) ...................................................       2,056,000(10)        6.29%
Carol deB. Whitaker (Director) ....................................................          20,000(11)           *
D. Craig Young (Named Executive and Director) .....................................         160,318(12)           *
All directors and executive officers as a group (18 persons) ......................       6,377,248(13)       19.02%

---------------

*  Represents beneficial ownership of less than one percent.

(1)  Percentages are determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)  Includes (i) 248,277 shares of Common Stock, warrants to purchase 260 shares of Common Stock and 139,642 shares of Common Stock subject to options which are exercisable within 60 days held by Mr. Allen and (ii) 370 shares of Common Stock owned by Linda Allen, wife of Mr. Allen. Mr. Allen disclaims beneficial ownership of the shares owned by Mrs. Allen.

(3)  Represents shares beneficially owned by entities to which Burr, Egan, Deleage & Co., of which Mr. Benbow is a
     Vice President, directly or indirectly provides investment advisory services. Includes (i) 1,052,568 shares of
     Common Stock held by Alta V Limited Partnership and (ii) 11,070 shares of Common Stock held by Customs House
     Partners. The respective general partners of Alta V Limited Partnership and Customs House Partners exercise sole voting and investment power with respect to the shares owned by such funds. The principals of Burr, Egan,
     Deleage & Co. are general partners of Alta V Management Partners, L.P. (which is a general partner of Alta V
     Limited Partnership) and Customs House Partners. As general partners of such funds, they may be deemed to share voting and investment powers for the shares held by the funds. The principals of Burr, Egan, Deleage & Co.
     disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. Mr. Benbow is a Vice President of Burr, Egan, Deleage & Co. and
     general partner of Alta Management Partners, L.P. (which is the general partner of Alta V Limited Partnership).
     As a general partner of the fund, he may be deemed to share voting and investment powers for the shares held by the fund. He disclaims beneficial ownership of all such shares held by the aforementioned fund except to the extent of his proportionate pecuniary interests (if any) therein. He does not directly own any securities of the Company.

(4)  Represents 47,934 shares of Common Stock and an option to purchase 3,700 shares of Common Stock which is exercisable within 60 days.

(5)  Includes (i) 607,752 shares of Common Stock, warrants to purchase 107,200 shares of Common Stock and 126,774 shares of Common Stock subject to options which are exercisable within 60 days held by Robert A. Brooks and
     (ii) 11,940 shares of Common Stock held by The Brooks Foundation, of which Mr. Brooks is a trustee.

(6)  Includes (i) 30,190 shares of Common Stock held by Jonathan M. Nelson and (ii) 868,885 shares of Common Stock owned by Providence Media Partners L.P. Mr. Nelson is a managing general partner of Providence Ventures, L.P., which is the general partner of the general partner of Providence Media Partners L.P. Mr. Nelson disclaims beneficial ownership of shares beneficially owned by Providence Media Partners L.P.

(7)  Includes (i) 188,911 shares of Common Stock and 97,454 shares of Common Stock subject to options which are exercisable within 60 days held by John C. Shapleigh, (ii) 24,802 shares of Common Stock and warrants to purchase 520 shares of Common Stock held by John C. Shapleigh's Individual Retirement Account, (iii) 12,120
     shares of Common Stock held by John C. Shapleigh Holdings, L.P., of which Mr. Shapleigh is the General Partner and (iv) 4,630 shares of Common Stock owned by Anne T. Shapleigh, wife of Mr. Shapleigh. Mr. Shapleigh disclaims beneficial ownership of the shares owned by Mrs. Shapleigh.

(8)  Represents 57,902 shares of Common Stock, warrants to purchase 20 shares of Common Stock and 85,685 shares of
     Common Stock subject to options which are exercisable within 60 days.

(9)  Represents 1,833 shares of Common Stock and 3,700 shares of Common Stock subject to an option which is exercisable within 60 days. Excludes (i) 844,520 shares beneficially owned by Centennial Fund IV, L.P.
     ("Centennial IV"), including 827,860 shares of Common Stock and warrants to purchase 16,660 shares of Common
     Stock, (ii) 593,670 shares beneficially owned by Centennial Fund III, L.P. ("Centennial III"), including
     542,250 shares of Common Stock and warrants to purchase 51,420 shares of Common Stock, (iii) 21,510 shares of
     Common Stock beneficially owned by Centennial Holdings IV, L.P. ("Holdings IV"), (iv) 5,400 shares of Common
     Stock held by Centennial Holdings, Inc. ("CHI") and (v) 298 shares of Common Stock held The Tankersley Family
     Limited Partnership ("Tankersley LP").

     Mr. Tankersley is (i) an individual General Partner of each of Centennial Holdings III, L.P. ("Holdings III")
     and Holdings IV which serves as the sole General Partner of Centennial III and Centennial IV, respectively,
     (ii) an executive officer and director of CHI and (iii) an individual General Partner of Tankersley LP. As the sole General Partner of Centennial III, Holdings III may be deemed to be the indirect beneficial owner of
     Centennial III's shares by virtue of its authority to make investment decisions regarding the voting and disposition of shares directly beneficially owned by Centennial III (such decisions are made by the majority decision of a three member Investment Committee of Holdings III on which Mr. Tankersley serves). As the sole
     General Partner of Centennial IV, Holdings IV may be deemed to be the indirect beneficial owner of Centennial
     IV's shares by virtue of its authority to make investment decisions regarding the voting and disposition of shares directly beneficially owned by Centennial IV (such decisions are made by the majority decision of a six member Investment Committee of Holdings IV on which Mr. Tankersley serves). Holdings III does not own directly any shares of Common Stock. Mr. Tankersley disclaims beneficial ownership of all shares of the company's Common
     Stock (i) directly or indirectly owned by Centennial III or Holdings III, (ii) directly or indirectly owned by
     Centennial IV or Holdings IV, (iii) directly or indirectly owned by CHI and (iv) directly or indirectly owned by Tankersley LP. Each of Centennial III and Holdings III disclaims beneficial ownership of all shares directly beneficially owned by Centennial IV; each of Centennial IV and Holdings IV disclaims beneficial ownership of all shares directly beneficially owned by Centennial III; and all members of the Holdings III and Holdings IV
     Investment Committees disclaim beneficial ownership of shares directly beneficially owned by Centennial III and
     Centennial IV, respectively. In addition, the officers and directors of CHI disclaim beneficial ownership of shares directly beneficially owned by CHI, and the General Partners of Tankersley LP disclaim beneficial ownership of shares directly beneficially owned by Tankersley LP.

(10) Includes (i) 1,587,500 shares of Common Stock held by Ronald H. Vander Pol and (ii) 468,500 shares of Common
     Stock held by Rushing Wind Ltd., Mr. Vander Pol's private foundation. Mr. Vander Pol has the option to require the Company to repurchase up to 2,016,000 of such shares at a price of $12.50 per share on or before
     February 1, 1998.

(11) Represents an option to purchase 20,000 shares of Common Stock which is exercisable within 60 days.

(12) Includes (i) 2,420 shares of Common Stock and 109,086 shares of Common Stock subject to options which are exercisable within 60 days held by D. Craig Young, (ii) 26,449 shares of Common Stock held by D. Craig Young and Joan L. Young JTWROS, (iii) 833 shares of Common Stock held by D. Craig Young's Individual Retirement
     Account, (iv) 19,620 shares of Common Stock held by The Joan L. Young Revocable Trust, of which Joan L. Young, the wife of D. Craig Young, is trustee, (v) 550 shares of Common Stock held by Joan L. Young's Individual
     Retirement Account, (vi) 680 shares of Common Stock held by the Andrew G. Young Trust and (vii) 680 shares of
     Common Stock held by the Troy D. Young Trust. Andrew G. Young and Troy D. Young are children of D. Craig Young.
     Mr. Young disclaims beneficial ownership of the shares owned by The Joan L. Young Revocable Trust, Joan L.
     Young's Individual Retirement Account, the Andrew G. Young Trust and the Troy D. Young Trust.

(13) Excludes 1,465,398 shares beneficially owned directly by Centennial IV, Centennial III, Holdings IV, CHI and
     Tankersley LP, as set forth in footnote (9) above.


COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information regarding the amount of the outstanding Common Stock as of February 28, 1997 beneficially owned by each person (or group of persons) known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

                                                                    Percent of
                                               Number of Shares    Common Stock
Name of Beneficial Owner                      Beneficially Owned  Outstanding(1)
--------------------------------------------  ------------------  --------------

Putnam Investments, Inc.                          2,284,448(2)          6.99%
One Post Office Square
Boston, MA  02109

Fidelity Investments, Inc.                        2,072,000             6.34%
82 Devonshire Street
Boston, MA  02109

Ronald H. Vander Pol                              2,056,000(3)          6.29%
7228 Kenowa Ave. S.W.
Byron Center, MI  43915

---------------

(1) Percentages are determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Includes (i) 2,225,548 shares of Common Stock beneficially owned by Putnam Investment Management, Inc. ("PIM") and (ii) 58,900 shares of Common Stock beneficially owned by The Putnam Advisory Company, Inc. ("PAC"). Putnam Investments, Inc., a wholly-owned subsidiary of Marsh & McLennen Companies, Inc., wholly owns PIM and PAC, each of which is a registered investment adviser.

(3) Includes (i) 1,587,500 shares of Common Stock held by Ronald H. Vander Pol and (ii) 468,500 shares of Common Stock held by Rushing Wind Ltd., Mr. Vander Pol's private foundation. Mr. Vander Pol has the option to require the Company to repurchase up to 2,016,000 of such shares at a price of $12.50 per share on or before February 1, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received, or written representations from certain reporting persons, the Company believes that each person who was a director, executive officer or greater than ten percent beneficial owner of any class of its equity securities at any time between its initial public offering on May 2, 1996 and December 31, 1996 complied with all of the above filing requirements, except that Mr. Brooks filed a late Form 4 report for the month of August 1996 covering one transaction and that Media/Communications Partners II Limited Partnership and M/CP II Limited Partnership, both of which formerly owned more than a ten percent beneficial interest in the Company, filed late Form 3s.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

         The Company's By-Laws provide for a Board of twelve directors. The Board of Directors is classified into three classes, each consisting as nearly as possible of one-third of the directors constituting the entire Board of Directors, with the terms of office of each class ending in successive years. Presently, the Board of Directors has nine members and three vacancies. The Board of Directors has nominated Robert F. Benbow, Ronald H. Vander Pol and Carol deB. Whitaker, whose current terms as directors expire at the 1997 Annual Meeting, for election as directors to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are elected and qualified in Class I or until their respective earlier death, resignation or removal. Although the Board has not at this time identified qualified candidates who have consented to fill the three vacancies, it has determined not to reduce the size of the Board at this time because it believes that ultimately it would be desirable to have a total of twelve directors.

         Only persons nominated in accordance with the procedures set forth in the Company's ByLaws are eligible for election by the Stockholders as directors. The three nominees named above are the only persons who have been nominated in accordance with such procedures for election at the 1997 Annual Meeting. Accordingly, proxies cannot be voted for any nominees other than the three nominees named in this Proxy Statement. Shares represented by your proxy will be voted in accordance with your direction as to the election as director of the persons named above. In the absence of direction, the shares represented by your proxy will be voted FOR the election of each nominee. Should any of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons, if any, as the Board of Directors of the Company may recommend.

         Certain information with respect to each of the nominees and each of the continuing directors is set forth below. Each of the nominees and the continuing directors has served in his or her principal occupation for the last five fiscal years, unless otherwise indicated.

                                                                       Served as
                                                                       Director
Name, Age, Principal Occupation or Position, Other Directorships         Since
---------------------------------------------------------------------  ---------

NOMINEES FOR TERMS ENDING IN 2000 (Class I):

Robert F. Benbow, 61                                                        1993

      Mr. Benbow is a Vice President of Burr, Egan, Deleage & Co. and a General Partner in certain funds affiliated with Burr, Egan, Deleage & Co. He joined that firm in 1990. He previously spent 22 years with the Bank of New England, N.A. where he was Senior Vice President responsible for special industries lending in the areas of media, project finance and energy. He serves as a director of ST Enterprises, Ltd., a local exchange telephone company; Datamarine International; Golden Sky Services, Inc.; Incom Communications Corp.; U.S. One Communications Corp.; and Teletrac, Inc.

Ronald H. Vander Pol, 44                                                    1996

      Mr. Vander Pol has been a participant in the telecommunications industry for the last 16 years. In 1982, he founded Teledial America, Inc., a long distance reseller. He started Digital Signal, Inc., a fiber optic provider, in 1986 and City Signal, Inc., a competitive access provider, in 1989 (see "Certain Relationships and Related Transactions"). Since then, Mr. Vander Pol has started two additional long distance companies, Teledial of North Carolina and ATS Network Services in Tennessee. He holds a bachelor's degree from Calvin College in Grand Rapids, Michigan.

Carol deB. Whitaker, 43                                                     1996

      Ms. Whitaker has almost twenty years of investment banking and operating experience with both corporations and Wall Street firms. Ms. Whitaker is Chairman of Whitko & Company, a Denver based investment banking and management consulting firm. Previous positions included Chief Executive Officer of W.W. Comm, Inc., a start-up company exploring videotelecomunications opportunities; acting Chief Financial Officer for OneComm Corp., an emerging wireless communications company; and Vice President of Development for Rifkin & Associates, Inc., a privately owned cable television owner and operator, with responsibility for acquisition financing.

DIRECTORS WITH TERMS ENDING IN 1998 (CLASS II):

James C. Allen, 50                                                          1993

      Mr. Allen has been Vice Chairman and Chief Executive Officer of the Company since its formation in November 1993. Mr. Allen previously served as President and Chief Operating Officer of Brooks Telecommunications Corporation since 1993. Mr. Allen has

      25 years experience as an entrepreneur, business planner and developer, cable system operator, financier, expert witness and advisor in cable television and broadband telecommunications. Prior to joining the Company, he was a founder and President, Chief Financial Officer and Chief Operating Officer of Cencom Cable Associates, Vice President of Operations of Telcom Engineering, Inc., a telecommunications engineering and consulting firm with clients in both the telephone and cable television industries, Vice President of Operations of United Cable Television, Divisional Manager of Continental Telephone Corporation, Vice President for Finance of National Communications Service Corporation and Chief Financial and Chief Operating Officer of David Lipscomb University.

William J. Bresnan, 63                                                      1996

      Mr. Bresnan is President and founder of Bresnan Communications, a company that operates cable systems and/or provides telephony services in five U.S. states as well as Poland and Chile. He has been involved in the telecommunications industry since 1958. Mr. Bresnan was president of Teleprompter Corporation, which at one time was the nation's largest cable television company, and later was Chairman and Chief Executive Officer of Group W Cable, Inc., a subsidiary of Westinghouse Electric Corporation. He serves as a director of United Video Satellite Group, Inc. and of numerous other organizations, including National Cable Television Association, C-Span, Cable in the Classroom, Cable Television Laboratories, the Foundation for Minority Interests in Media, the National Cable Television Center and Museum, and the Cable Television Advertising Bureau.

D. Craig Young, 43                                                          1995

      Mr. Young has served as President and Chief Operating Officer of the Company since April 1995. He has 16 years experience in the telecommunications industry. He served as Vice President-Sales Operations, Custom Business Services of Ameritech, Inc. from 1993 to 1995; Vice President-Sales and Service, Business and Government Services of U.S. West Communications, Inc. from 1992 to 1993; Vice President-Sales, Large Business Services from 1989 to 1992; and Vice President and General Manager-U.S. West Information Systems from 1986 to 1988. Mr. Young's responsibilities at Ameritech, Inc. and U.S. West Communications, Inc. included the management of all voice and data sales, engineering and pricing activities for large commercial and government end users and full P&L responsibility for more than $650 million in revenue and direction of a work force of more than 4000 employees. Prior to that he served as President of Executone Information Systems, a franchise distributor of voice products. Mr. Young joined the Company in 1995.

DIRECTORS WITH TERMS ENDING IN 1999 (CLASS III):

Robert A. Brooks, 64                                                        1993

      Mr. Brooks has been Chairman of the Company since its formation in November 1993. Mr. Brooks was founder and previously served as Chairman of the Board and Chief Executive Officer of Brooks Telecommunications Corporation since 1991. Mr. Brooks has 39 years experience as entrepreneur, business planner and developer, cable system operator, investor, engineer, consultant, project manager, expert witness and management advisor in cable television and broadband telecommunications. He was a founder and served as Chairman from 1982 to 1991 of Cencom Cable Associates, a cable television operator. Mr. Brooks currently serves as a member of President's Council of St. Louis University and is a Registered Professional Engineer, a member of N.S.P.E., a Senior Member of I.E.E.E. and an inducted member of the prestigious Cable Television Pioneers Club.

Jonathan M. Nelson, 40                                                      1993

      Mr. Nelson is a managing general partner of Providence Ventures L.P. which is the general partner of the general partner of Providence Media Partners L.P. ("PMP"). Mr. Nelson is Co-Chairman of Providence Ventures Inc. which is the management company of PMP. He joined that firm in 1990. Mr. Nelson is also president and chief executive officer of Providence Equity Partners Inc., the management company of Providence Equity Partners L.P. (together with PMP, "Providence") and a managing director of Narragansett Capital, Inc. ("Narragansett"), the management company for three separate equity investment funds. Affiliates of Providence and Narragansett have equity investments in cellular telephone, paging, wireless data, PCS, cable television and broadcast businesses. Mr. Nelson is currently a director of Wellman, Inc., Western Wireless Corporation and numerous privately-held companies affiliated with Providence or Narragansett. Mr. Nelson received an M.B.A. degree from the Harvard Business School and a B.A. degree from Brown University in 1977.

G. Jackson Tankersley, Jr., 47                                              1995

      Mr. Tankersley is a co-founder and General Partner of The Centennial Funds ("Centennial"). He joined that firm in 1981. He also serves as the President and Chief Executive Officer of Centennial Holdings, Inc., which manages Centennial. Since the formation of Centennial in 1981, it has specialized its investment activities in the electronic communications industries. Previously, Mr. Tankersley served as a vice president of Continental Illinois Venture Corporation and Continental Illinois Equity Corporation, the private equity investment arms of Continental Illinois Corp. He has served on a number of the boards of directors of various public and private portfolio investments of Centennial. Mr. Tankersley received an M.B.A. degree from The Amos Tuck School of Business and a B.A. degree (high honors) from Denison University.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During 1996, the Board of Directors acted eleven times, and each incumbent director other than Mr. Vander Pol attended at least 75% of the meetings of the Board and committees on which he or she served that were held during such director's tenure.

         The Board of Directors has an Executive Committee, a Compensation Committee, an Audit Committee, a Finance Committee and a Board Governance Committee.

         Messrs. Allen, Bresnan, Brooks (Chairman), Nelson and Tankersley are members of the Executive Committee which, to the extent permitted by Delaware law, is vested with all of the powers of the Board of Directors; the Executive Committee acted once during 1996.

         The Compensation Committee, consisting of Messrs. Tankersley (Chairman) and Nelson and Ms. Whitaker, establishes and oversees the compensation policies of the Company's operating subsidiaries and determines executive compensation. The Compensation Committee acted on eight occasions during 1996. See "Executive Compensation - Report of Compensation Committee on Executive Compensation."

         The Audit Committee, of which Messrs. Benbow (Chairman), Bresnan and Vander Pol are members, has authority to oversee the integrity and reliability of the Company's accounting and financial reporting practices and the effectiveness of its system of controls. It also recommends the public accounting firm to be retained for the coming year and reviews the work to be done by such firm. The Audit Committee met on two occasions during 1996.

         The Finance Committee, of which Messrs. Allen (Chairman), Nelson, Tankersley and Young and Ms. Whitaker are members, met on two occasions during 1996. The Finance Committee is authorized to review and monitor the financial condition of the Company and its subsidiaries and review and make recommendations to the full Board of Directors with respect to potential acquisitions and securities offerings.

         The Board Governance Committee, of which Messrs. Bresnan, Nelson (Chairman) and Tankersley are members, was established in May 1996 as successor to the Nominating Committee established in February 1996. The Board Governance Committee met on one occasion during 1996. The Board Governance Committee is authorized to review potential nominees for director and make recommendations to the full Board of Directors, and will accept recommendations for nomination of directors from Stockholders. Only persons who are nominated in accordance with the procedures set forth in the Company's By-Laws are eligible for election by the Stockholders as directors. Nominations may be made at a meeting of Stockholders at which directors are being elected (1) by or at the direction of the Board of Directors or the Board Governance Committee or (2) by any Stockholder who delivers timely notice addressed to the Secretary of the Company at its principal executive offices. To be timely, a Stockholder's notice must be received not less than fifty (50) days prior to the meeting or, in the event less than sixty (60) days notice or public disclosure of the date of the meeting is given or made, not later than the close of business on the tenth (10th) day following the date on which the notice of meeting is mailed or such public disclosure is made. Stockholders wishing to propose nominees to the Board Governance Committee for consideration at a meeting of Stockholders at which directors are to be elected should send the Secretary of the Company a written notice setting forth (1) the name, age and business and residence address of the proposed nominee, (2) the principal occupation or employment of such person, (3) the amount of Common Stock beneficially owned by such person, (4) any other information relating to such person required by the proxy rules of the SEC and
(5) the name, address and amount of Common Stock beneficially owned by the Stockholder recommending the proposed nominee.

DIRECTOR COMPENSATION

         Directors have not heretofore been compensated for their services as directors but have been reimbursed for expenses incurred in connection with attending Board and committee meetings. Effective with the 1997 Annual Meeting, the Compensation Committee has approved an outside directors compensation program pursuant to which directors who are not employees of the Company will be paid a $10,000 annual retainer fee in quarterly installments plus a $1,000 per diem meeting attendance fee and will be reimbursed for expenses incurred in connection with attending Board and committee meetings. Under the program directors will have the opportunity to elect to receive, in lieu of the cash retainer and attendance fees, a number of common stock options equal to the quotient of four times the cash fees divided by the market price of the Common Stock on the first trading date following each Annual Meeting and with a price equal to the market price of the Common Stock on such trading date. The Compensation Committee has also approved an outside directors stock option program effective with the 1997 Annual Meeting pursuant to which directors who are not employees of the Company will receive an initial grant of non-qualified stock options for 10,000 shares at fair market value on date of grant and, thereafter, annual grants of non-qualified stock options for 5,000 shares at fair market value on date of grant, which options will be one-half vested after six months and will be fully vested upon completion of one full year of Board service following the date of grant. The options will be granted pursuant to the 1997 Stock Incentive Plan (see "Proposal 3" below).


EXECUTIVE OFFICERS

           Name            Age                     Position
-------------------------  ---  ------------------------------------------------

Robert A. Brooks.........  64   Chairman of the Board
James C. Allen...........  50   Vice Chairman & Chief Executive Officer
D. Craig Young...........  43   President & Chief Operating Officer
John C. Shapleigh........  47   Executive Vice President, Regulatory and
                                   Corporate Development
David L. Solomon.........  37   Executive Vice President & Chief Financial
                                   Officer
John K. Brooks...........  35   Senior Vice President and
                                   President-JB Telecom, Inc.
Gregory J. Christoffel...  48   Senior Vice President & General Counsel
Marilou Crum.............  49   Senior Vice President, Marketing and
                                   Carrier/Reseller Sales
Jim A. Moffit............  51   Senior Vice President and Managing Director-GLA
                                   International
Mark W. Senda............  38   Senior Vice President, Operations
Waymon R. Tipton.........  39   Senior Vice President, Corporate Communications
                                   and Strategic Development
Gerard J. Howe...........  41   Vice President, Finance, and Senior Vice
                                   President & Chief Financial Officer-JB
                                   Telecom, Inc.

         Robert A. Brooks, Chairman. Mr. Brooks has been Chairman of the Company since its formation in November 1993. For more information about Mr. Brooks, please see the appropriate description under the above caption "Nominees and Continuing Directors."

         James C. Allen, Vice Chairman, CEO. Mr. Allen has been Vice Chairman and CEO of the Company since its formation in November 1993. For more information about Mr. Allen, please see the appropriate description under the above caption "Nominees and Continuing Directors."

         D. Craig Young, President, COO. Mr. Young has served as President and COO of the Company since April 1995. For more information about Mr. Young, please see the appropriate description under the above caption "Nominees and Continuing Directors."

         John C. Shapleigh, Executive Vice President, Regulatory and Corporate Development. Mr. Shapleigh has been Executive Vice President in charge of the Company's regulatory and corporate development activities since its formation in November 1993. Mr. Shapleigh has 22 years of entrepreneurial, management, regulatory, government policy and legal experience. He is the immediate past Chairman and previously served for two years as President of the Association for Local Telecommunications Services (ALTS), the national trade association for competitive local telecommunications companies. He also served for one year as Associate Administrator of the National Telecommunications and Information Administration (NTIA) in the U.S. Department of Commerce, a key federal telecommunications policy position where he directed NTIA TELECOM 2000: Charting the Course for a New Century, a comprehensive review of 18 telecommunications, mass media and information industries, including telephone, television and cable television; three years as Vice President and General Counsel of LDX Net and Wiltel, developers of regional fiber optic telephone networks, positions involving the negotiation of over $100 million in debt financing agreements and oversight of all federal, state and local regulatory matters; and three years as Commissioner, then Chairman, of the Missouri Public Service Commission. He has an A.B. degree from Dartmouth College (Senior Honors) and a J.D. degree from the Washington University School of Law (Law Quarterly). He is a recipient of the President's Award of the Missouri Bar Association.

         David L. Solomon, Executive Vice President & Chief Financial Officer. Mr. Solomon has 13 years experience in financial management and reporting, auditing and business advisory services with KPMG Peat Marwick LLP, most recently as partner. Responsibilities included working with SEC registrants including participation in initial public offerings, equity offerings, debt offerings and required filings. Clients served included organizations in the banking, thrift, insurance, and real estate industries. He joined the Company as Senior Vice President and CFO in 1994 and also served as Secretary and Chief Financial Officer of BTC until it was acquired by the Company in January 1996. He is a member of the American Institute and Tennessee Society of CPAs. He has a Bachelor of Science degree from David Lipscomb University.

         John K. Brooks, Senior Vice President and President-JB Telecom, Inc. Mr. Brooks has over 11 years of entrepreneurial, cable TV system management, marketing and regulatory experience. He was Vice President of Operations of Cencom Cable Associates, Inc. from 1983 until Cencom was acquired by a subsidiary of Hallmark Cards, Inc. in 1991. Previous positions with Cencom included Corporate Vice President - Operations; Regional Vice President - Operations; Corporate Vice President - Government and Public Relations; Assistant Vice President - Marketing and Programming; and South Carolina State Manager - Cable Operations. Mr. Brooks has also been involved in cable system acquisition due diligence, financing and franchise negotiations. He holds a B.A. degree in Political Science from the University of Missouri and is a former officer and director of the Missouri Cable Television Association. Mr. Brooks served as Senior Vice President of Corporate Development of BTC from 1992 to 1994, as Executive Vice President of Operations of the Company from 1994 to 1995 and as President of JB Telecom, Inc. (formerly a subsidiary of BTC, which became a subsidiary of the Company in January 1996) from 1995 to present. He has served as Senior Vice President of the Company since February 1996. John K. Brooks is the son of Robert A. Brooks.

         Gregory J. Christoffel, Senior Vice President & General Counsel. Mr. Christoffel has been Senior Vice President and General Counsel of the Company since February 1996. Mr. Christoffel has 21 years of legal, regulatory and management experience, principally in the telecommunications industry. He served as former General Attorney for Mergers & Acquisitions and International Business of Southwestern Bell Corporation. His experience at Southwestern Bell included structuring and executing several industry-leading acquisitions in cellular telephone, cable television and foreign telecommunications privatizations, as well as extensive participation in critical legal proceedings before the Federal District Court enforcing the Divestiture Decree and before the Federal Communications Commission in proceedings regarding regulatory reform. Early in his career, he served as First Assistant Public Counsel, representing the consumer interest in rate proceedings before the Missouri Public Service Commission, and as Assistant Attorney General in the Antitrust Division of the Missouri Attorney General's office. In private practice, Mr. Christoffel served his firm as managing partner and provided corporate, securities and transaction counsel for a variety of companies involved in telecommunications equipment manufacturing, domestic and foreign SMR wireless service and other telecommunications businesses. Mr. Christoffel joined the Company in 1996 after serving as the President of Brooks Telecommunications International, Inc., responsible for overseeing the development of a broadband integrated services digital network in a joint venture in Guangzhou, China. Mr. Christoffel holds an A.B. (Classical) in philosophy and languages from St. Louis University School of Philosophy and Letters and a J.D. cum laude from St. Louis University School of Law (Law Journal, Woolsack).

         Marilou Crum, Senior Vice President, Marketing and Carrier/Reseller Sales. Ms. Crum joined the Company as Senior Vice President, Marketing and Carrier/Reseller Sales in July 1996 and has over 20 years of management experience within the telecommunications industry in sales, marketing and product management. Ms. Crum is a former Vice President of National Accounts of WilTel and was responsible for establishing and directing its National Accounts program on a nationwide basis for both network services and customer premises equipment. Prior to joining WilTel in 1987, Ms. Crum managed the Central Region National Accounts organization for AT&T and was responsible for its Central Region Product Marketing, Technical Support and Strategic Account Marketing. Prior to joining AT&T in 1983, Ms. Crum also held a number of management positions beginning in 1976 with Southwestern Bell in the areas of sales, technical support, interstate network services and product marketing. Ms. Crum has a B.S. degree from the University of Missouri.

         Jim A. Moffit, Senior Vice President and Managing Director - GLA International. Mr. Moffit has 26 years experience as a financial officer, business and financial planner, specialist in regulatory matters, accountant, expert witness, consultant and auditor, including 24 years with a large independent telephone company and an international accounting firm. Mr. Moffit was President of Contel Corporation Central Region for four years until Contel was merged into GTE in 1991. Other positions with Contel included five years as Vice President-Financial Director, Western Region; two years as Assistant Vice President-Revenue Requirements, Western Region; four years as Assistant Vice President-Financial Planning, Western Region; and five years as corporate chief accountant. Mr. Moffit also spent four years on the audit staff of Arthur Andersen. He holds a B.S., Accounting degree, with honors, from Northeast

Missouri State University and an M.B.A. degree from Washington University. Mr. Moffit also has a CPA and is licensed to practice accounting in Missouri. He was named as one of the telecommunications industry's "Rising Stars" by Telephony Magazine in 1989. He has served the Company in various positions since its formation in 1993 and was an executive officer of BTC from 1991 to 1993.

         Mark W. Senda, Senior Vice President, Operations. Mr. Senda joined the Company as Senior Vice President, Operations, effective January 1, 1997, and has over 13 years experience in the telecommunications industry. From September 1995 until December 1996, he served as Vice President, North American Operations MFS Global Network Services, Inc., where he was responsible for the installation and maintenance of all products, services and infrastructure covering five regions. Mr. Senda was also Senior Vice President, Network Services, from 1994 to September 1995, Vice President, Operations, from 1993 to 1994, and Regional Director, Operations, from 1992 to 1993, of MFS Telecom, Inc. From 1983 to 1992, Mr. Senda held various operations and project management positions with MCI Communications Corporation. He received a B.S. degree from the State University of New York and an M.A. degree from Rutgers University.

         Waymon R. Tipton, CFA, Senior Vice President, Corporate Communications and Strategic Development. Mr. Tipton joined the Company as Senior Vice President, Corporate Communications and Strategic Development in August 1996 and has over fifteen years experience in investment banking, investment consulting and institutional equity and fixed income securities sales. He was previously Senior Vice President, founder, and manager of the Investment Banking Division of a major regional bank specializing in acquisition and project financing. Mr. Tipton was previously Senior Managed Accounts Consultant and partner with the leading consulting group in PaineWebber. Prior thereto, he was regional institutional securities salesman with Shearson- Lehman Bros. for intermediate sized money managers, insurance companies, trust departments, and high net worth individuals. Mr. Tipton is a holder of the Chartered Financial Analyst designation and received an M.B.A. degree from the Owen Graduate School of Management of Vanderbilt University and a B.A. degree from Vanderbilt University.

         Gerard J. Howe, Vice President, Finance and Senior Vice President & Chief Financial Officer-JB Telecom, Inc. Mr. Howe has over 18 years experience in the telecommunications industry in the areas of financial, regulatory, information processing and human resource management. Mr. Howe previously served as Vice President-Chief Financial Officer of SBC CableComms, U.K., a joint venture between SBC Communications and Cox Communications, from 1993 to 1995. SBC CableComms provided cable television and competitive local telephone services in seven franchise areas encompassing 1.4 million homes throughout England. In that position, Mr. Howe was responsible for financial reporting, planning and budgeting, treasury operations, corporate development, and tax planning and compliance, as well as for regulatory and legislative affairs. Mr. Howe served as Vice President-Chief Financial Officer from 1990 to 1993 and as Senior Vice President-Customer Services from 1995 to 1996 for Southwestern Bell Yellow Pages. In addition to the aforementioned positions, Mr. Howe also held various positions in the treasury, regulatory, audit and information systems organizations of SBC and Southwestern Bell Telephone Company. He joined the Company on June 1, 1996. Mr. Howe has a B.S. degree from Southern Illinois University and an M.B.A. degree from St. Louis University.

EXECUTIVE COMPENSATION

         The following table sets forth certain summary information for the fiscal years ended December 31, 1996 and 1995 concerning the compensation paid and awarded to each of the Named Executives during such fiscal years.

                                             SUMMARY COMPENSATION TABLE
                                                                                                           Long Term
                                                                        Annual Compensation               Compensation
                                                           --------------------------------------------   ------------
                                                                                           Other Annual   Securities      All Other
                         Name and                                                          Compensation   Underlying    Compensation
                   Principal Position                      Year   Salary($)   Bonus($)(2)     ($)(3)     Options(#)(4)      ($)(5)
---------------------------------------------------------  ----  -----------  -----------  ------------  -------------  ------------

Robert A. Brooks(1)......................................  1996  $300,000       $120,000        ---          100,000          ---
Chairman of the Board                                      1995   250,000(1)      50,000        ---           60,000          ---

James C. Allen(1)........................................  1996  $275,000       $110,000        ---          100,000         $4,750
Vice Chairman & Chief Executive Officer                    1995   225,000(1)      50,000        ---           60,000          4,500

D. Craig Young...........................................  1996  $200,000       $ 80,000        ---           20,000         $2,000
President & Chief Operating Officer                        1995   129,619(6)      50,000        ---          200,000          ---

David L. Solomon.........................................  1996  $180,000       $ 72,000        ---          100,000         $4,638
Executive Vice President & Chief Financial Officer         1995   165,000         45,000        ---           60,000          3,300

John C. Shapleigh........................................  1996  $152,000       $ 50,000        ---           80,000         $3,172
Executive Vice President-Regulatory and                    1995   146,000         25,000        ---                0          2,920
Corporate Development

---------------

(1) Includes compensation paid by Brooks Telecommunications Corp. ("BTC") under a Management and Services Agreement between the
    Company and BTC. Effective upon the merger of BTC into the Company on January 2, 1996, the Company pays all of the compensation of Messrs. Brooks and Allen. During the period from January 2, 1996 to August 31, 1996, the Company made the services of Mr.
    Brooks available to Brooks Telecommunications International, Inc. on a part-time, as needed basis. See "Certain Relationships and Related Transactions."

(2) Represents bonuses earned in the reported year, which were paid in the following year. The payment of bonuses is at the discretion of the Compensation Committee of the Board of Directors.

(3) The Company has not included in the Summary Compensation Table the value of incidental personal perquisites furnished by the
    Company to the Named Executives since such value did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any of such Named Executives.

(4) Represents shares of Common Stock subject to compensatory stock options granted during 1996 and 1995.

(5) Represents contributions made by the Company on behalf of the Named Executives under the Company's 401(k) Plan during 1996 and
    1995.

(6) Hired on April 5, 1995.


         STOCK OPTION PLAN. The Company's 1993 Stock Option Plan currently authorizes the Board of Directors to grant options and stock appreciation rights covering up to 3,400,000 shares of Common Stock of the Company. As of February 28, 1997, options for an aggregate of 636,016 shares at $4.00 per share, 304,370 shares at $6.60 per share, 696,667 shares at $12.50 per share, 483,308 shares at $25.50 per share, 109,500 shares at $25.625 per share, 130,000 shares at $27.00 per share, 80,000 shares at $29.50 per share, 184,000 shares at $32.00 per share and 50,000 shares at $33.75 per share were outstanding under the Company's 1993 Stock Option Plan and an aggregate of 161,100 shares at $11.35 per share were outstanding under the Stock Option Plan of BTC assumed upon effectiveness of the merger with BTC on January 2, 1996. Options held by the CEO and each of the other Named Executives are as follows: Mr. Brooks - 100,000 shares at $12.50 and 93,441 shares at $25.50; Mr. Allen - 100,000 shares at $12.50 and 106,309 shares at $25.50; Mr. Young - 133,333 shares at $4.00, 20,000 shares at $12.50 and
35,752 shares at $25.50; Mr. Shapleigh - 80,000 shares at $12.50 and 70,787 shares at $25.50; and Mr. Solomon - 13,333 shares at $4.00, 40,000 shares at $6.60, 100,000 shares at $12.50 and 39,019 shares at $25.50. All options become fully vested upon a change-in-control of the Company, as defined in such options.

         The following table presents certain information concerning stock options granted during 1996 to each of the Named Executives and executive officers and other employees, in each case, as a group. No options were granted to non-employee directors. The exercise price for all of the grants of stock options was the fair market value of the Common Stock on the dates of grant as determined by the Compensation Committee of the Board of Directors.

                                         OPTION GRANTS IN LAST FISCAL YEAR
                                                                            Potential Realizable Value
                                                                              at Assumed Annual Rates
                                                                            of Stock Price Appreciation
                                    Individual Grants                             for Option Term (1)
                   ---------------------------------------------------  ------------------------------------

                   Number of     Percent of
                   Securities   Total Options
                   Underlying    Granted to    Exercise or
                     Options    Employees in   Base Price   Expiration           5%               10%
      Name         Granted (#)  Fiscal Year      ($/Sh)       Date(2)           ($)               ($)
-----------------  -----------  -------------  -----------  ----------  -----------------  -----------------

Robert A. Brooks      100,000          7.64%       $12.50    02/19/06          $786,118          $1,992,178
James C. Allen        100,000          7.64%        12.50    02/19/06           786,118           1,992,178
D. Craig Young         20,000          1.53%        12.50    02/19/06           157,223             398,435
John C. Shapleigh      80,000          6.11%        12.50    02/19/06           628,895           1,593,742
David L. Solomon      100,000          7.64%        12.50    02/19/06           786,118           1,992,178

---------------

(1) The dollar amounts under the 5% and 10% columns are the result of calculations required by the rules of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. The amounts shown reflect the difference between the appreciation and the exercise price at the assumed annual rates of appreciation through the tenth anniversary of the dates of grant.

(2) All options vest in one-third increments on the first, second and third anniversaries of the date of initial grant.


         The following table sets forth certain information with respect to each of the Named Executives regarding the value of their unexercised options held as of December 31, 1996. No options were exercised during 1996.

                       AGGREGATED FISCAL YEAR-END OPTION VALUES
                   Number of Securities Underlying
                        Unexercised Options at      Value of Unexercised in-the-Money
                         December 31, 1996(1)        Options at December 31, 1996(2)
                   -------------------------------  ---------------------------------
       Name        Exercisable(3)   Unexercisable     Exercisable      Unexercisable
-----------------  --------------  ---------------  ----------------  ---------------

Robert A. Brooks       157,020          100,000        $2,947,933        $1,300,000
James C. Allen         175,540          100,000         3,209,891         1,300,000
D. Craig Young          66,667          153,333         1,433,341         3,126,660
John C. Shapleigh      129,260           80,000         2,711,029         1,040,000
David L. Solomon        65,187          153,333         1,213,399         2,324,660

---------------

(1) Includes substituted options issued upon the effectiveness of the merger with BTC on January 2, 1996.

(2) Reflects the difference between the exercise price and $25.50 per share.

(3) All of such options were exercised as of January 1, 1997.


         1996 EMPLOYEE STOCK PURCHASE PLAN. In February 1996, the Company established an Employee Stock Purchase Plan (the "ESPP") to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions. Under the ESPP, up to 500,000 shares of Common Stock have been reserved for issuance, subject to certain antidilution adjustments. The ESPP became effective at the time of the Company's initial public offering of Common Stock in May 1996. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. The first offering period under the ESPP is from May 1996 through April 30, 1997. The Board of Directors will have authority to authorize up to four annual offering periods thereafter. The ESPP terminates on April 30, 2001. Eligible employees may participate in the ESPP by authorizing payroll deductions during an offering period within a percentage range determined by the Board of Directors. Initially, the amount of authorized payroll deductions may not be less than 1% nor more than 10% of an employee's cash compensation during an offering period, but not more than $25,000 per year. Amounts withheld from payroll are applied at the end of each offering period to purchase shares of Common Stock. Participants may withdraw their contributions at any time before stock is purchased, and in the event of withdrawal such contributions will be returned to the participants with interest. The purchase price of the Common Stock is equal to 85% of the lower of (i) the market price of the Common Stock immediately before the beginning of the applicable offering period or (ii) the market price of the Common Stock at the end of each offering period. All expenses incurred in connection with the implementation and administration of the ESPP will be paid by the Company.

         401(K) PLAN. The Company has a 401(k) savings and retirement plan (the "401(k) Plan") which covers substantially all employees of the Company. All employees of the Company who are 21 years of age or older are eligible to participate in the 401(k) Plan upon completion of twelve months of service. The 401(k) Plan allows participants to agree to certain salary deferrals which the Company allocates to the participant's plan account. These amounts may not exceed statutorily mandated annual limits set forth in Sections 401(k), 404 and 415 of the Internal Revenue Code. Participants are also eligible to receive Company matching contributions each year in an amount up to 50% of the participant's contribution up to a maximum of 4% of such participant's annual compensation. All contributions to a participant's plan account are subject to limitations imposed on retirement plans generally and 401(k) plans in particular. The Company's contributions will generally vest over a five-year period. Distribution of a participant's account under the 401(k) Plan may be made at retirement, death, permanent disability or other termination of employment in a lump sum form of payment. Participants may withdraw amounts from their plan accounts after attainment of age 59 1/2 or in the event of proven financial hardship, and may also take loans against their plan account balances.

         EMPLOYMENT, CONSULTING AND NON-COMPETITION AGREEMENT. The Company and Robert A. Brooks entered into an Employment, Consulting and Non-Competition Agreement as of March 11, 1997 (the "Brooks Agreement") which provides for the employment of Mr. Brooks as Chairman of the Board of Directors through December 31, 1997. The Brooks Agreement also provides for a consulting term with Mr. Brooks commencing at the expiration of the employment term and expiring on December 31, 2002. The Brooks Agreement provides for payments of a salary of $400,000 for 1997 and an annual bonus for 1997 of not less than $400,000 and consulting fees for each of 1998 and 1999 of $250,000, consulting fees for each of 2000 and 2001 of $200,000 and a consulting fee for 2002 of $150,000. During the employment term, Mr. Brooks is also eligible to participate in all incentive compensation plans and other employee benefits provided to the Company's executive officers.

         The Brooks Agreement also contains a non-competition provision restricting Mr. Brooks from competing with the Company within the United States until December 31, 2002. In consideration for agreeing to these restrictions, the Company shall pay Mr. Brooks $250,000 in each of 1998 and 1999, $200,000 in each of 2000 and 2001 and $150,000 in 2002.

         If Mr. Brooks' employment or consulting arrangement is terminated by the Company for any reason (other than a "Good Cause Event" as defined in the Brooks Agreement), the Company will (a) continue his medical insurance benefits and (b) pay him a lump sum payment equal to the present value of his employment compensation and consulting fees not yet paid. If such payments would be subject to an excise tax under the Internal Revenue Code, Mr. Brooks would be entitled to receive additional payments equal to the excise tax imposed. If the employment or consulting period is terminated by Mr. Brooks' death, his beneficiaries shall be entitled to 50% of all then unpaid employment, consulting and non-competition payments. All such payments continue without reduction in the event of Mr. Brooks' disability.

         If Mr. Brooks resigns within one year after a Change of Control (as defined in the Brooks Agreement), the Company will (a) continue his medical insurance benefits and (b) pay him a lump sum equal to the present value of his then unpaid employment compensation and consulting fees. Such payments are subject to reduction to the extent they exceed the amounts deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code.

         As long as Mr. Brooks remains the beneficial owner of not less than 200,000 shares of Common Stock, the Company has agreed in the Brooks Agreement to use its best efforts to cause his nomination and election as a director of the Company. During the employment and consulting periods, Mr. Brooks will continue to be entitled to his existing personal perquisites.


INDEBTEDNESS OF MANAGEMENT

         The Named Executives are indebted to the Company on 6% notes payable on December 31, 1997 which were delivered by each of the Named Executives to evidence their respective obligations to reimburse the Company for amounts of income tax withholding payments made by the Company with respect to their stock option exercises on January 1, 1997. Amounts outstanding under such notes as of February 28, 1997 were as follows: Robert A. Brooks -- $956,572; James C. Allen -- $1,041,610; D. Craig Young -- $465,119; David L. Solomon -- $393,748; and
John C. Shapleigh -- $879,729.None of such individuals was indebted to the Company during the fiscal year ended December 31, 1996, and the respective amounts owed to the Company as of February 28, 1997, (as reflected on the table below) are the highest amounts the Named Executives have owed to date.


           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for setting corporate policy for Board compensation and executive and other employee compensation and benefit plans. Jonathan M. Nelson, G. Jackson Tankersley, Jr. (Chairman), Carol deB. Whitaker and Ronald H. Vander Pol served on the Compensation Committee for all or part of the fiscal year ended December 31, 1996. Mr. Vander Pol was replaced by Ms. Whitaker as a member of the Compensation Committee on December 17, 1996. None of the past or present Compensation Committee members is or was an employee of the Company. The Compensation Committee's responsibilities include approval of executive pay structure (i.e. salary bands, guidelines for annual merit increases and incentives and aggregate amounts and guideline levels of participation in executive stock plans), as well as individual approval of all compensation matters for the Named Executives. In this connection, the Compensation Committee has retained and relied upon the advice of an independent compensation consultant who has conducted market surveys and made recommendations consistent with the adopted compensation philosophy to the Compensation Committee.


COMPENSATION PHILOSOPHY

         The Company's approach to executive compensation, as implemented by the Compensation Committee, has been designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance the growth and financial performance of the Company. The Company's compensation policies are designed to encourage shareholder value creation, corporate teamwork, equity ownership in the Company and long term loyalty to the Company. The Company's executive compensation has two key elements: (1) an annual component, i.e., base salary and an annual discretionary bonus based upon achievement of corporate and personal objectives, and (2) a long-term component consisting of stock options and awards.

         The Company strives to provide compensation opportunities which emphasize effectively rewarding management for the achievement of critical corporate and personal performance objectives. In addition, the program provides stock incentive opportunities designed to align the interests of executives and other key employees with other stockholders through the ownership of Common Stock. The following is a discussion of each of the elements of the Company's executive compensation program including a description of the decisions and actions taken by the Compensation Committee with respect to 1996 compensation for the Chief Executive Officer and all executive officers as a group.


MANAGEMENT COMPENSATION PROGRAM

         Compensation paid to the Company's executive officers for the fiscal year ended December 31, 1996 (as reflected in the Summary Compensation Table set forth above with respect to the Named Executives) consisted of the following elements: base salary, annual incentive cash bonuses, stock options under the Company's 1993 Stock Option Plan, participation in the Company's 1996 Employee Stock Purchase Plan and contributions under the Company's 401(k) Plan.


BASE SALARY

         In determining the base salary of executive officers, the Compensation Committee establishes broad salary bands as flexible guidelines for future salary administration which take into consideration a variety of factors including the executive's levels of responsibility and individual experience and performance, and the salaries of similar positions in the Company and in comparable companies in the CLEC industry. The Compensation Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Based on the Compensation Committee's consideration of the aforementioned factors, salary increases based on merit were made effective as of January 1, 1996 for each of the Named Executives (as reflected in the Summary Compensation Table set forth above) and certain other executive officers of the Company.

         Annual adjustments in base salaries typically are made effective at the beginning of the calendar year for which they are intended to apply and therefore reflect in large part achievement of the prior year's corporate and individual performance objectives.


ANNUAL INCENTIVE BONUS

         Each year, the Compensation Committee establishes ranges of annual revenue and EBITDA (earnings (loss) before minority interest, interest, income taxes, depreciation and amortization) targets and critical strategy/operating objectives for each of the Named Executives which are reviewed and evaluated at year-end in connection with its approval of the discretionary bonuses paid for that year. Individual incentive bonus awards for 1996 were determined by the Compensation Committee based on the Compensation Committee's determination regarding the extent to which each of the Named Executives achieved his objectives.


STOCK INCENTIVES

        The long term incentive element of the Company's management compensation program has historically been primarily in the form of stock options grants. The Compensation Committee has approved annual at-market option grants to each of the Named Executives based on guidelines expressed as percentages of their salaries with variations which recognize individual performance, leadership potential and past grant history. These discretionary stock options have been granted and administered by the Compensation Committee under the 1993 Stock Option Plan which was designed to create an opportunity for key employees of the Company to acquire a proprietary interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders. The compensatory and administrative features of the 1993 Stock Option Plan conform in all material respects to the design of standard comparable plans in the industry and are, in the Compensation Committee's estimation, fair and reasonable.

        During 1996, the Compensation Committee approved grants of stock options to 61 key employees and executive officers (including those Named Executives reflected in the foregoing tables) for an aggregate of 1,309,000 shares at exercise prices ranging from $12.50 to $33.75 per share, which options were granted at a price equal to the fair market value of the Common Stock on the dates of the grant. In most cases, options were granted under agreements which provide that one-third of the options become exercisable on each succeeding anniversary of the respective grant dates to further the executive retention goal of the 1993 Stock Option Plan.


CHIEF EXECUTIVE OFFICER COMPENSATION

         During 1996, Mr. James C. Allen, Vice Chairman and Chief Executive Officer of the Company, was eligible to participate in the same executive compensation plans as were available to other corporate-level executive officers of the Company. Based on the performance of the Company in the prior fiscal year and the Compensation Committee's assessment of Mr. Allen's ongoing personal performance in the position of Chief Executive Officer, Mr. Allen received a $50,000 salary increase effective as of January 1, 1996 as reflected in the Summary Compensation Table set forth above. Among the factors considered by the Compensation Committee in its consideration of Mr. Allen's performance were the continued expansion and construction of the Company's telecommunications networks and the continued success of the Company's acquisition strategy. Mr. Allen has been Chief Executive Officer of the Company since its inception in November 1993 and, under his direction, the Company has achieved its strategic objectives of having telecommunications networks in operation or under construction in a total of 10 cities by the end of 1994, 20 cities by the end of 1995 and 30 cities by the end of 1996.

         During 1996, a total of 19 switches were installed in the Company's networks and network route miles increased 304%, the number of on-net buildings connected increased 309% and circuits in service increased 321%. Total assets increased 500% reflecting approximately $690 million of proceeds of debt and equity offerings completed during the year. Fixed assets increased 470% and total employment increased 378%. In addition, the Company completed the acquisitions of (1) City Signal, Inc., which included networks in operation and under construction in four cities in Michigan and Ohio, (2) GLA International Ltd., which provides the Company a full range of telecommunications consulting, management, engineering and information systems capabilities, (3) ALD Communications, Inc., a switchless reseller of long distance telecommunications services and a provider of shared tenant services in the San Francisco Bay area and (4) Bittel Telecommunications Corporation, a switch-based reseller of long distance telecommunications services in the Los Angeles and San Francisco Bay areas.

         Based on these achievements and for aggressively pursuing the implementation of the Company's strategic growth objectives, Mr. Allen received a cash bonus of $110,000 for 1996. His annual incentive cash bonus award for 1996 was earned under the same plan applicable to all other corporate-level executive officers of the Company and was based on the Compensation Committee's belief that Mr. Allen had exceeded his personal and corporate performance objectives for 1996.

         Mr. Allen was granted stock options on February 20, 1996 for 100,000 shares of Common Stock under the Company's 1993 Stock Option Plan at the option price of $12.50 per share. This discretionary grant was made in accordance with the guidelines established by the Compensation Committee and in recognition of his contributions to the continuing success of the Company through internally generated growth and through business acquisitions.

                                    * * * * *

         The foregoing report is provided by the following directors, who were members of the Compensation Committee at the end of 1996:

                               Jonathan M. Nelson
                      G. Jackson Tankersley, Jr. (Chairman)
                               Carol deB. Whitaker


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Effective January 31, 1996, the Company acquired City Signal, Inc., which owned competitive access provider networks in operation and under construction in Michigan and Ohio (the "City Signal Acquisition"). Mr. Vander Pol, as the sole shareholder of City Signal, Inc., received 2,240,000 shares of the Company's Common Stock in exchange for all of his shares of City Signal, Inc. As of February 28, 1997, Mr. Vander Pol owned 2,056,000 shares of Common Stock and has the option to require the Company to repurchase up to 2,016,000 of such shares at a price of $12.50 per share on or before February 1, 1998.


                                PERFORMANCE GRAPH

         The following graph sets forth a comparison, for the period beginning May 3, 1996 (the date the Company's Common Stock began trading on the NASDAQ National Market) and ending December 31, 1996, of the cumulative total return on a $100.00 investment in the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return, assuming reinvestment of dividends, on an investment of $100.00 for the same period in companies on the NASDAQ Composite Index and on the NASDAQ Telecommunications Industry Index. The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's Common Stock and are not intended to forecast or be indicative of future performance of the Common Stock.

                               [PERFORMANCE GRAPH]

                                           5/2/96    6/28/96   9/30/96  12/31/96
                                          --------  --------  --------  --------

Brooks Fiber Properties, Inc.             $    100  $    122  $    106  $     94
NASDAQ Composite Index                    $    100  $    102  $    105  $    111
NASDAQ Telecommunications Industry Index  $    100  $    101  $     95  $     95


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company was founded in November 1993 by BTC, executives and other employees of BTC and the Company and a group of venture capital investors who provided its initial $40.8 million of equity capital. As the Company's founding stockholder, BTC received 1,162,800 founder's shares of the Company's Common Stock and founder's warrants exercisable at $220.00 per share to purchase 81,600 shares of the Company's Series A-1 Convertible Preferred Stock (representing 1,632,000 shares of Common Stock on an as-converted basis at $11.00 per share). BTC also invested $635,000 in the Company's first round financing to acquire 6,350 shares of the Company's Series A-1 Convertible Preferred Stock and $1,000,065 in the Company's second round financing to acquire 6,061 shares of Series A-2 Convertible Preferred Stock. On a fully diluted basis, these securities represented a total of approximately 14.2% of the Company's capital stock outstanding on January 2, 1996.

         Pursuant to an Agreement and Plan of Merger dated December 19, 1995 between BTC and the Company, BTC was merged into the Company on January 2, 1996, securities of the Company held by BTC were cancelled and the former holders of BTC's Common Stock, BTC's Preferred Stock, Convertible Notes, and options and warrants to purchase BTC Common Stock received shares of the Company's Common Stock, warrants to purchase shares of the Company's Series A-1 Convertible Preferred Stock ("Preferred Stock Warrants") and in-the-money options and warrants to purchase shares of the Company's Common Stock which, at January 2, 1996, represented an aggregate of approximately 18.5% of the fully diluted shares of Common Stock of the Company, and out-of-the money warrants to acquire an additional 3.3% of the Company's fully diluted Common Stock on such date. Certain of the executive officers, directors and stockholders of the Company were also executive officers, directors and/or stockholders of BTC prior to the merger and received, as a result of the merger, an aggregate of 690,720 shares of the Company's Common Stock, Preferred Stock Warrants exercisable on an as converted basis for 520,100 shares of the Company's Common Stock, 164,760 in-the-money Common Stock options, 55,540 in-the-money Common Stock warrants and 117,320 out-of-the money Common Stock warrants, including approximately 149,280 shares of the Company's Common Stock and Preferred Stock Warrants exercisable on an as converted basis for approximately 115,400 shares of the Company's Common Stock in exchange for an aggregate of 94,106 shares of BTC Common Stock acquired since January 1, 1994 for a total of $2,579,261.

         The terms of the BTC merger reflected an agreed value for the Company's Common Stock of $12.50 per share (as adjusted for the 20 for 1 Common Stock split effected concurrently with the merger). The transactional value was mutually determined by the Company and BTC after consultation with their respective financial advisors. At a valuation of $12.50 per share, BTC's holdings of the Company's securities were valued at $22.6 million (accounting for approximately 60% of BTC's total value) and BTC's other assets, comprised primarily of the consulting business of GLA International, Inc. ("GLA"), were valued at approximately $13.8 million. At a price of $12.50 per share, BTC's fully diluted equity was valued at approximately $36.4 million. In exchange for all of the outstanding securities of BTC, the Company issued 2,167,360 shares of the Company's Common Stock (representing 756,340 incremental shares) valued at approximately $27.1 million, 81,597 Preferred Stock Warrants valued at approximately $5.0 million, 375,860 in-the-money Common Stock warrants and options, and 758,980 out-of-the money Common Stock warrants.

         Pursuant to the terms of a Management and Services Agreement dated November 10, 1993 between the Company and BTC (which was canceled upon effectiveness of the BTC merger), BTC had assigned and made available to the Company the services of the Company's Chief Executive Officer on an as-needed basis and the services of BTC's Chief Executive Officer to act as Chairman of the Board of the Company, and had provided, at BTC's principal executive offices, sufficient office space and support services for the Company's principal executive offices for a fee of $250,000 per annum, plus the Company's proportionate share of rent, utilities and telephone expenses. Pursuant to a Consulting Agreement, GLA provided network engineering, design and other services to the Company. During the year ended December 31, 1995, the Company paid BTC and GLA a total of $1,478,000 pursuant to such arrangements.

         Pursuant to the terms of a Management and Services Agreement dated as of January 2, 1996 between the Company and Brooks Telecommunications International, Inc. ("BTI", a company spun-off to the stockholders of BTC prior to its merger with the Company), the Company had agreed to assign and make available to BTI, on a part-time, as needed basis, the services of its Chairman to act as Chairman and Chief Executive Officer of BTI and to provide to BTI sufficient office space and support services to conduct its business, for a fee of $150,000 per annum plus BTI's proportionate share of rent, utilities, telephone and other out-of-pocket expenses. The agreement was terminated effective August 31, 1996.

         Holdings IV and CHI are investors in World-Net, a privately-held company with which the Company formed a strategic alliance on June 25, 1996, and have invested a total of $13.3 million for a 20% fully diluted interest in World-Net. G. Jackson Tankersley, Jr. is an individual General Partner of the sole General Partner of Centennial IV and an executive officer and director of CHI.

         As a result of the City Signal Acquisition, Ronald H. Vander Pol received 2,240,000 shares of the Company's Common Stock. In connection with the Company's initial public offering, 224,000 of such shares were sold. Mr. Vander Pol has the option to require the Company to repurchase any or all of the remaining 2,016,000 shares at a price of $12.50 per share on or before February 1, 1998.

         In March 1995, the Company paid to Whitko & Company, an investment banking and management consulting firm of which Carol deB. Whitaker is chairman, a fee of $292,000 for consulting services provided to the Company in connection with the acquisition of certain assets by the Company. No continuing consulting relationship exists between Whitko & Company and the Company. The Company believes that the terms and conditions of such services were no less favorable to the Company than those that would have been available to the Company in comparable, arm's-length relationships with unaffiliated persons.

                                   PROPOSAL 2
          PROPOSAL TO AMEND ARTICLES FOURTH OF THE RESTATED CERTIFICATE
                         OF INCORPORATION OF THE COMPANY

       Article Fourth of the Company's Restated Certificate of Incorporation presently provides that the Company is authorized to issue 50,000,000 shares of Common Stock and 1,040,012 shares of Preferred Stock, par value $0.01 per share. On February 19, 1997, the Board of Directors unanimously adopted a resolution setting forth and declaring the advisability of the proposed amendment to Article Fourth of the Company's Restated Certificate of Incorporation set forth in Annex A to this Proxy Statement. Among other things, the proposed amendment would increase the authorized shares of Common Stock of the Company from 50,000,000 to 150,000,000. The amendment also includes other changes that reflect the automatic conversion of the Company's Series A and Series B Preferred Stock in connection with the initial public offering of the Company's Common Stock and the redesignation of the Series C Junior Participating Preferred Stock as Series A Junior Participating Preferred Stock. The Board of Directors has directed that the proposed amendment be considered by the Stockholders at the 1997 Annual Meeting. The additional shares of Common Stock for which authorization is sought, if and when issued, would have the same rights and privileges as the shares of Common Stock now outstanding.

       As of February 28, 1997, there were 32,672,579 shares of Common Stock outstanding, and no shares of Common Stock were held as treasury shares. Unexercised options and warrants for 3,244,821 shares of Common Stock were outstanding, 3,232,959 additional shares of Common Stock were reserved for future issuance under the Company's employee benefit plans (including the Company's 1997 Stock Incentive Plan - see "Proposal 3" below) and approximately 4 million shares were reserved for issuance pursuant to pending acquisitions.

       Although the Board or Directors has no present commitments for the issuance of additional shares of Common Stock, the additional shares of Common Stock that would be authorized would be available to the Company for issuance in connection with general corporate purposes including without limitation, employee benefit plans, additional equity offerings and acquisitions, as well as any stock dividend or stock split the Board might deem advisable. The Board of Directors believes that the additional shares of Common Stock would give the Company greater flexibility in executing its business strategies by allowing the Company to issue shares of Common Stock without the expense and delay of further action by the Stockholders, unless such action is required by law or NASDAQ National Market requirements.

       Although the Company considers from time to time acquisitions and other transactions that may involve the issuance of additional shares of Common Stock (any one or more of which may be under consideration or acted upon at any time), except for the pending acquisitions referred to above, the Company is not a party to any agreement with respect to any such transaction, nor does it have any agreement, commitment or understanding with respect to any such transaction that would involve the issuance of additional shares of Common Stock.

       The issuance of additional shares of Common Stock by the Company may, depending upon the circumstances under which the shares are issued, reduce stockholders' equity per share and may reduce the percentage of ownership of Common Stock of existing Stockholders. The issuance of additional shares of Common Stock in payment of a stock dividend or to effect a stock split, however, would not reduce the percentage of ownership of the Company by existing Stockholders or reduce any Stockholders' interest in the earnings of the Company. Stockholders have no preemptive right to subscribe for or purchase any additional shares of Common Stock issued by the Company.

       The proposed amendment of Article Fourth of the Restated Certificate of Incorporation is not being recommended in response to any specific effort of which management is aware to obtain control of the Company. However, shares of authorized and unreserved Common Stock could be issued to a holder who might thereby obtain sufficient voting power to create voting impediments that would frustrate third parties seeking to gain control of the Company against the wishes of the Board of Directors, whether or not such a takeover bid is in the best interest of the Stockholders.

       The affirmative vote of the holders of two-thirds of the shares of Common Stock outstanding on the record date is required to adopt the proposed amendment. If the proposal is approved by the Stockholders, such increase in the number of authorized shares will become effective upon the filing of an amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which would occur as soon as practicable following the approval of the proposal by the Stockholders.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT OF ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.


                                   PROPOSAL 3
                 PROPOSAL TO APPROVE THE ADOPTION OF THE BROOKS
                FIBER PROPERTIES, INC. 1997 STOCK INCENTIVE PLAN

       On February 18, 1997, the Compensation Committee of the Board of Directors adopted and approved, subject to Stockholder approval, the Brooks Fiber Properties, Inc. 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"). The purpose of the 1997 Stock Incentive Plan is to supplement and replace the Company's 1993 Stock Option Plan and provide a flexible mechanism to provide incentives to, and to encourage ownership of the Common Stock by, officers and other selected key management employees of the Company and its subsidiaries. An aggregate of 3,000,000 shares of Common Stock have been reserved for issuance pursuant to the 1997 Stock Incentive Plan.

       The Board of Directors believes that the successful continuation of the Company's business strategy depends on attracting and retaining able executives, managers and other key employees. The Board believes that the ability to grant Awards (as hereinafter defined) under the 1997 Stock Incentive Plan will strengthen its ability to attract and retain capable personnel. The 1997 Stock Incentive Plan provides the Compensation Committee with the flexibility to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, merit awards, phantom stock awards and rights to acquire stock through purchase under a stock purchase program (the "Awards"). The 1997 Stock Incentive Plan also provides for the annual grant of non-qualified stock options to the non-employee directors of the Corporation

       The Board of Directors is seeking Stockholder approval of the 1997 Stock Incentive Plan in accordance with the requirements of the National Association of Securities Dealers, Inc. for listing the shares of Common Stock issuable thereunder on the Nasdaq National Market, the requirements of Section 162(m) of the Internal Revenue Code for approval of performance-based compensation plans and the requirements of Section 422 of the Code for Incentive Stock Options.

       A copy of the 1997 Stock Incentive Plan is attached to this Proxy Statement as Annex B. The following summary of the terms of the 1997 Stock

Incentive Plan is qualified in its entirety by reference to all of the provisions thereof.


ADMINISTRATION

       The 1997 Stock Incentive Plan is administered by the Compensation Committee. Subject to the express provisions of the 1997 Stock Incentive Plan, the Compensation Committee has plenary authority, in its discretion, to interpret the 1997 Stock Incentive Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive Awards and determine the form and amount and other terms and conditions of such Awards.


ELIGIBILITY

       All directors and officers of the Company and other employees of the Company and its subsidiaries (the "Employees") are eligible to be selected to participate in the 1997 Stock Incentive Plan. The selection of participants from among the Employees is within the discretion of the Compensation Committee. The Company currently has approximately 800 Employees.


AMENDMENT OF PLAN

       The Board of Directors may suspend, terminate, modify or amend the 1997 Stock Incentive Plan at any time, with or without prior notice; provided, however, it may not, without Stockholder approval, adopt any amendment which would (a) increase the aggregate number of shares of Common Stock which may be issued under the 1997 Stock Incentive Plan, (b) materially increase the benefits accruing to participants in the 1997 Stock Incentive Plan or (c) materially modify the eligibility requirements for participation in the 1997 Stock Incentive Plan, except for adjustments to reflect stock splits or combinations, reorganizations or other capital adjustments. No suspension, termination, modification or amendment may terminate an outstanding Award or materially adversely affect a participant's rights under an outstanding Award without the participant's consent.


AVAILABLE SHARES

       Three million shares of Common Stock are available for grant under the 1997 Stock Incentive Plan, not more than fifty percent of which may be in the form of Restricted Stock and Performance Shares. Shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, or are settled in cash in lieu of Common Stock, and shares used to pay an option exercise price will be available for grant under the 1997 Stock Incentive Plan.


LIMITATION ON AWARDS

       No participant may receive an Award of a stock option or a stock appreciation right under the 1997 Stock Incentive Plan to the extent that the sum of the number of shares subject to the Award, and the number of shares subject to prior Awards of options and stock appreciation rights during any three consecutive calendar years, exceeds 1,000,000 shares. In addition, the maximum number of shares with respect to which any participant may receive Awards during any three consecutive calendar years is 1,000,000, and the maximum amount of cash that may be paid out with respect to Awards to any individual during any three consecutive years is $3,000,000.


STOCK OPTIONS

       Under the 1997 Stock Incentive Plan, the Compensation Committee may grant Awards in the form of incentive and non-qualified stock options to purchase shares of the Common Stock. The Compensation Committee will determine the number of shares subject to each option, the manner and time of the option's exercise and the exercise price per share of stock subject to the option. In no event, however, may the exercise price of a stock option be less than the fair market value of the Common Stock on the date of the grant. Upon exercise, the option price may, at the discretion of the Compensation Committee, be paid by a participant in cash, shares of common stock, a combination thereof, or such cashless exercise arrangement as the Compensation Committee may deem appropriate. Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Internal Revenue Code.


STOCK APPRECIATION RIGHTS

       The 1997 Stock Incentive Plan authorizes the Compensation Committee to grant Stock Appreciation Rights ("SARs") either in tandem with a stock option or independent of a stock option. A SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the SAR's exercise price to the market value on the date of its exercise. The Compensation Committee will determine the number of shares subject to the Award, the manner and time of a SAR exercise and the exercise price, which shall not be less than the fair market value of a share of Common Stock.

       A tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A tandem SAR shall be exercisable to the extent its related stock option is exercisable, and the exercise price of such a SAR shall be the same as the option price under its related stock option. Upon the exercise of a stock option as to some or all of the shares covered by the Award, the related tandem SAR shall be canceled automatically to the extent of the number of shares covered by the stock option exercise.

       A limited SAR is the same as a tandem SAR but becomes exercisable only upon a "change in control" as defined in the 1997 Stock Incentive Plan, and upon exercise, a participant receives a payment equal to the difference between the fair market value and the exercise price.


STOCK AWARDS

       The 1997 Stock Incentive Plan authorizes the Compensation Committee to grant Awards in the form of shares of restricted stock or restricted stock units. Such Awards will be subject to such terms, conditions, restrictions or limitations, if any, as the Compensation Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment. The 1997 Stock Incentive Plan gives the Compensation Committee the discretion to accelerate the delivery of a stock Award.

PERFORMANCE SHARES

       The 1997 Stock Incentive Plan allows for the grant of "performance shares." For purposes of the 1997 Stock Incentive Plan, "performance shares" are restricted shares of Common Stock which are awarded subject to attainment of certain performance objectives over a period to be determined by the Compensation Committee.


PERFORMANCE UNITS

       Awards may also be granted in the form of performance units which are units valued by reference to shares of the Common Stock. Performance units are similar to performance shares in that they are awarded contingent upon the attainment of certain performance objectives over a fixed period. The length of the period, the performance objectives to be achieved during the period and the measure of whether and to what degree the objectives have been achieved will be determined by the Compensation Committee.


OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

       The 1997 Stock Incentive Plan also provides for the grant of stock options to outside directors of the Company. Directors who are not employees of the Company will receive an initial grant of a non-qualified stock option for 10,000 shares at fair market value on date of grant and, thereafter, an annual grant of a non-qualified stock option for 5,000 shares at fair market value on date of grant, which options will be one-half vested after six months and will be fully vested upon completion of one full year of Board service following the date of grant.


CHANGE IN CONTROL

       In the event of a "change in control" (as defined in the 1997 Stock Incentive Plan), (i) all of the terms, conditions, restrictions and limitations in effect on any of an Employee's outstanding Awards would immediately lapse and
(ii) all of the Employee's outstanding Awards would automatically become one hundred percent vested.

       The 1997 Stock Incentive Plan defines a "change in control" as occurring if: (a) any 'person' becomes the beneficial owner of securities representing 20% or more of the voting power of the Company's outstanding securities; or (b) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election by the Board of Directors or nomination for election by the Stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease to constitute at least a majority of the Board; or (c) the Stockholders approve a merger or consolidation of the Company with another company which results in the voting securities outstanding immediately prior thereto representing less than 65% of the voting securities outstanding immediately thereafter or in which a "person" acquires more than 20% of the outstanding voting securities; or (d) the Stockholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (e) any other event determined by a vote of at least two-thirds of the Board of Directors to constitute a "Change in Control."

                         FEDERAL INCOME TAX CONSEQUENCES

       The following is a summary of the federal income tax consequences of Awards granted under the 1997 Stock Incentive Plan, based on current income tax laws, regulations and rulings.


INCENTIVE STOCK OPTIONS

         Subject to the effect of the Alternative Minimum Tax, discussed below, an optionee does not recognize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. (See the discussion below for the tax consequences of the exercise of an option with stock already owned by the optionee.) Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

         If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise ("Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis is in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

         The excess of the fair market value of the shares at the time the Incentive Stock Option is exercised over the exercise price for the shares is an item of adjustment for purposes of the alternative minimum tax ("Stock Option Preference").


NON-QUALIFIED STOCK OPTIONS

         Non-Qualified Stock Options (including Stock Options granted to Employees and directors) do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a Non-Qualified Option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

         As a result of the optionee's exercise of a Non-Qualified Stock Option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

         The excess of the fair market value of the stock on the date of exercise of a Non-Qualified Stock Option over the exercise price is not a Stock Option Preference.


STOCK APPRECIATION RIGHTS

         Recipients of SARs do not recognize income upon the grant of such rights. When a participant elects to receive payment of a SAR, he or she recognizes ordinary income in an amount equal to the cash and fair market value of shares of Common Stock received, and the Company is entitled to a deduction equal to such amount.


PAYMENT IN SHARES

         If the optionee exercises an option and surrenders stock already owned by him or her ("Old Shares"), the following rules apply:

         1. To the extent the number of shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the optionee will recognize ordinary income on the receipt of such additional shares (provided the option is not an Incentive Stock Option) in an amount equal to the fair market value of such additional shares less any cash paid for them and the Company will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares (or, in the case of an Incentive Stock Option, the cash, if any, paid for the additional shares) on the date of exercise and the holding period for such additional shares will commence on the date the option is exercised.

         2. Except as provided below, to the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, under proposed regulations promulgated by the U.S. Department of Treasury, if the optionee exercises an Incentive Stock Option by surrendering Old Shares, the holding period for the New Shares will begin on the date the New Shares are transferred to the optionee for purposes of determining whether there is an Early Disposition of the New Shares and, if the optionee makes an Early Disposition of the New Shares, he will be deemed to have disposed of the New Shares with the lowest basis first. If the optionee exercises an Incentive Stock Option by surrendering Old Shares which were acquired through the exercise of an Incentive Stock Option or an option granted under an employee stock purchase plan, and if the surrender occurs prior to the expiration of the holding period applicable to the type of option under which the Old Shares were acquired, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

         3. If the Old Shares surrendered were acquired by the optionee by exercise of an Incentive Stock Option, or an option granted under an employee stock purchase plan, then, except as provided in 2 above, the exchange will not constitute an Early Disposition of the Old Shares.

         4. Based upon prior rulings of the Internal Revenue Service in analogous areas, it is believed that if an optionee exercises an Incentive Stock Option and surrendered Old Shares and if he disposes of the New Shares received upon exercise within two years from the date of the grant of the option or within one year from the date of exercise, the following tax consequences would result:

                  (i) To the extent the number of New Shares received upon exercise does not exceed the number of Old Shares surrendered, the disposition of the New Shares will not constitute an Early Disposition (unless the disposition is a surrender of the New Shares in the exercise of an Incentive Stock Option).

                  (ii) The disposition of the New Shares will constitute an Early Disposition to the extent the number of New Shares received upon exercise and disposed of exceeds the number of Old Shares surrendered.


RESTRICTED STOCK

         Grantees of Restricted Stock do not recognize income at the time of the grant of such stock. However, when shares of Restricted Stock become free from any restrictions Grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied, less, in the case of Restricted Stock, the amount paid for the stock. Alternatively, the Grantee of Restricted Stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse, in which case the amount of income recognized will be the fair market value of the stock on the date of grant. The Company will be entitled to deduct as compensation the amount includible in the Grantee's income in its taxable year in which the Grantee recognizes the income.


TAXATION OF PREFERENCE ITEMS

         Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" up to $175,000 ($87,500 in the case of married taxpayers filing separately) and 28% of "alternative minimum taxable" income in excess of $175,000 ($87,500 in the case of married taxpayers filing separately) over (ii) his or her "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any other items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.


DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION PER YEAR

         Section 162(m) of the Code precludes a public corporation from deducting compensation in excess of $1 million per year for its chief executive officer and any of its four other highest paid executive officers. However, certain performance-based compensation is exempt from this deduction limit. Stock options and or SAR's will qualify for this exemption. In addition, certain other Awards granted under the 1997 Stock Incentive Plan will also qualify while others may not.

         The foregoing statement is only a summary of the federal income tax consequences of certain Awards which may be granted under the 1997 Stock Incentive Plan and is based on the Company's understanding of present federal tax laws and regulations.


OTHER TERMS OF AWARDS

         Awards may be paid in cash, Common Stock, a combination of cash and Common Stock or any other form of property, as the Compensation Committee shall determine. If an Award is granted in the form of a stock award, stock option, or performance share, or in the form of any other stock-based grant, the Compensation Committee may include as part of such Award an entitlement to receive dividends or dividend equivalents. At the discretion of the Compensation Committee, payment of a stock award, performance share, performance unit, dividend, or dividend equivalent may be deferred by a participant.

         The 1997 Stock Incentive Plan provides for the forfeiture of unvested Awards in the event of termination of employment for a reason other than death, disability, retirement, "changes in control" or termination by the Company other than for cause.

         In the event that termination occurs by reason of death, all Awards shall vest. In the event that termination occurs by reason of disability or retirement, all Awards shall vest ratably except that the proportion of such Awards subject to performance criteria shall remain subject to the same terms and conditions. In the event of termination by the Company other than for cause, Awards shall vest ratably except that all performance-based awards shall be forfeited. In the event of death, disability, or retirement, options and stock appreciation rights shall be exercisable for three years and in the event of termination by the Company other than for cause, options and stock appreciation rights are exercisable for three months thereafter, but in no event later than the scheduled expiration date. In the event of a "change in control", options and stock appreciation rights are exercisable during their original terms.

         Upon the grant of any Award, the Compensation Committee may, by way of an Award Agreement or otherwise, establish such other terms, conditions, restrictions and limitations governing the grant of such Award as are not inconsistent with the 1997 Stock Incentive Plan.


NEW PLAN BENEFITS

         No Awards have been made to date under the 1997 Stock Incentive Plan. Because the officers and employees of the Company who may participate in the 1997 Stock Incentive Plan and the amount of Awards will be determined by the Compensation Committee in its discretion, it is not possible to state the names or positions of, or the number of shares of Common Stock that may be granted to, the Company's officers and key employees. However, the non-employee directors of the Company will each be granted a non-qualified stock option for 10,000 shares of Common Stock upon the effective date of the 1997 Stock Incentive Plan.

         The affirmative vote of a majority of the shares of Common Stock present and represented by proxy at the 1997 Annual Meeting is required to approve the adoption of the 1997 Stock Incentive Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE 1997 STOCK INCENTIVE PLAN.


                                   PROPOSAL 4
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon the recommendation of its Audit Committee, has determined to appoint KPMG Peat Marwick LLP ("KPMG") as the Company's independent accountants for the fiscal year ending December 31, 1997. A resolution will be presented at the meeting to ratify the appointment of KPMG.

       KPMG acted as independent accountants of the Company for the fiscal year ended December 31, 1996 and their report on the Company's consolidated financial statements for the fiscal year ended December 31, 1996 is included as part of the Company's 1996 Annual Report to Stockholders which accompanies this Proxy Statement. Effective December 1995, the Company changed its principal independent accounting firm from Arthur Andersen LLP to KPMG. The decision to change accounting firms was approved by the Audit Committee of the Company's Board of Directors. None of the reports of Arthur Andersen LLP on the financial statements of the Company contained an adverse opinion or a disclaimer of opinion, or was qualified or modified in any respect. The Company has not had any disagreement with Arthur Andersen LLP with respect to any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which would have caused Arthur Andersen LLP to make reference to the matter of disagreement in connection with any report.

         The Company has been advised that a representative of KPMG will be present at the 1997 Annual Meeting with an opportunity to make a statement if such representative desires and will be available to respond to appropriate questions of the Stockholders.

         The affirmative vote of a majority of the shares of Common Stock present and represented by proxy at the 1997 Annual Meeting is required to ratify the appointment of KPMG as the Company's independent accountants for the fiscal year ending December 31, 1997.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.


                              STOCKHOLDER PROPOSALS

         Proposals of Stockholders intended for inclusion in the Company's Proxy Statement and proxy relating to the 1998 Annual Meeting of Stockholders should be sent to: Executive Vice President and Chief Financial Officer, Brooks Fiber Properties, Inc., 425 Woods Mills Road South, Suite 300, Town & Country, Missouri 63017, and must be received by November 28, 1997.

                                  MISCELLANEOUS

         This solicitation of proxies is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by telephone or telefax by directors, officers and regular employees of the Company.

         Management knows of no other matters to come before the meeting. However, if any other matters properly come before the meeting or any postponement or adjournment thereof, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

         Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

                                         By Order of the Board of Directors

                                         JOHN P. DENNEEN, Secretary

St. Louis, Missouri
March 28, 1997

                                                                         ANNEX A

         Amend Article Fourth of the Restated Certificate of Incorporation of the Company to read in its entirety as follows:

FOURTH:

A. CLASSES AND NUMBER OF SHARES.

         The aggregate number of shares of capital stock which the Corporation is authorized to issue is 151,040,012 shares, consisting of:

         (i) 150,000,000 shares of Common Stock, par value $.01 per share ("Common Stock")(1); and

         (ii) 1,040,012 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), of which 50,000 shares are designated as Series A Junior Participating Preferred Stock ("Series A Preferred Stock").

---------------
(1) The term "Voting Common Stock" used in Article EIGHTH herein shall mean "Common Stock."

B. PREEMPTIVE RIGHTS.

         No shareholder of any class of stock of the Corporation shall have any preemptive right to acquire any additional shares of stock of the Corporation of any class or series or any security convertible into, or exercisable or exchangeable for, such stock.

C. TERMS OF PREFERRED STOCK.

         1. SERIES A PREFERRED STOCK. The preferences and relative, participating, optional and other special rights of the Series A Preferred Stock, and the qualifications, limitations and restrictions thereof, are as follows:

         (i) DIVIDENDS AND DISTRIBUTIONS.

                  (a) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after February 29, 1996 (the

"Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in subparagraph (a) of this paragraph (i) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

         (ii) VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock and the holders of shares of any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (c) Except as otherwise set forth herein and except as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         (iii) CERTAIN RESTRICTIONS.

                  (a) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in paragraph (i) above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends on or make any other
distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) except as permitted in subparagraph (a)(iv) of
this paragraph (iii) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; and

                           (iv) purchase or otherwise acquire for consideration
any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (a) of this paragraph (iii), purchase or otherwise acquire such shares at such time and in such manner.

         (iv) REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Corporation shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

         (v) LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to liquidation, upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph (b) below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.

                  (b) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (c) In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (vi) CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         (vii) REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

         (viii) RANKING. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         (ix) FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         2. OTHER SERIES OF PREFERRED STOCK. The terms of the shares of each other series of Preferred Stock shall be as stated and expressed in this Certificate of Incorporation or any amendment hereto, or in the resolution or resolutions providing for the issuance of such series of Preferred Stock adopted by the Board of Directors. Subject to the requirements of the GCL and the provisions of this Certificate of Incorporation, the Board of Directors is expressly authorized to cause any number of the authorized and undesignated shares of Preferred Stock to be issued from time to time in one or more series of Preferred Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, if any, as the Board of Directors may fix by resolution or resolutions, prior to the issuance of any shares of such series of Preferred Stock, each of which series may differ from any and all other series, including, without limiting the generality of the foregoing, the following:

         (i) The number of shares constituting such series of Preferred Stock and the designation thereof;

         (ii) The dividend rate, if any, on the shares of such series of Preferred Stock, whether and the extent to which any such dividends shall be cumulative or non-cumulative, the relative rights of priority, if any, of payments of any dividends, and the times at which, and the terms and conditions on which, any dividends shall be paid;

         (iii) The right, if any, of the holders of shares of such series of Preferred Stock to vote and the manner of voting, except as may otherwise be provided by the GCL;

         (iv) The right, if any, of the holders of shares of such series of Preferred Stock to convert the same into, or the right, if any, of the Corporation to exchange the same for, another class or series of stock of the Corporation and the terms and conditions, including any provision for future adjustment in the conversion or exchange rate, under which said shares may be converted or exchanged;

         (v) The redemption or purchase price or prices of the shares of such series of Preferred Stock, if any, and the times at which, and the terms and conditions on which, the shares of such series of Preferred Stock may be redeemed or purchased;

         (vi) The terms of the sinking fund, if any, to be provided for such series of Preferred Stock, and the terms and amount of such sinking fund;

         (vii) The rights of the holders of shares of such series of Preferred Stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of such holders with respect thereto; and

         (viii) Any other relative powers, preferences and rights, and any qualifications, limitations or restrictions, of such series of Preferred Stock.

D. TERMS OF COMMON STOCK.

         The voting powers and relative, participating, optional and other special rights of the Common Stock, and the qualifications, limitations and restrictions thereof, are as follows:

         (i) VOTING RIGHTS AND POWERS. Except as provided in the GCL, the holders of shares of the Common Stock shall vote together as a single class (with the holders of all series of Preferred Stock entitled to vote together with the holders of the shares of Common Stock) on all matters as to which such holders are entitled to vote.

         (ii) DIVIDEND RIGHTS. Cash dividends may be declared and paid upon the Common Stock in such amounts and at such times as the Board of Directors may determine, provided that such dividends are paid on the outstanding Common Stock in equal amounts per share. Each share of the Common Stock shall be equal in respect of rights to dividends and distributions when and as declared in the form of stock or other property of the Corporation. Funds otherwise legally available for the payment of dividends on the Common Stock shall not be restricted or reduced by reason of there being any excess of the aggregate preferential amount of any series of Preferred Stock outstanding over the aggregate par value thereof.

         (iii) LIQUIDATION RIGHTS. Upon the dissolution, liquidation or winding up of the Corporation, after there shall have been paid or set apart for payment to the holders of any outstanding shares of Preferred Stock the full preferential amounts to which they are entitled, the holders of the outstanding shares of the Common Stock shall be entitled, on a share for share basis, to receive the funds of the Corporation remaining for distribution to its shareholders. Neither the sale of all or substantially all the property or business of the Corporation nor the merger or consolidation of the Corporation into or with any other Corporation or the merger or consolidation of any other Corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation within the meaning of this paragraph (iii).

         (iv) OTHER POWERS AND RIGHTS. Except as otherwise required by the GCL or as otherwise provided in this Certificate of Incorporation, each share of Common Stock shall have identical powers and rights.

                                                                         ANNEX B

             BROOKS FIBER PROPERTIES, INC. 1997 STOCK INCENTIVE PLAN

                                    SECTION 1
                              Statement of Purpose

1.1. The Brooks Fiber Properties, Inc. 1997 Stock Incentive Plan (the "Plan") has been established by Brooks Fiber Properties, Inc. (the "Company") to:

     (a) attract and retain executive, managerial and other salaried employees;

     (b) motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

     (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

     (d) further identify a Participant's interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and its Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

                                    SECTION 2
                                   Definitions

2.1. Unless the context indicates otherwise, the following terms shall have the meaning set forth below:

     (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, Merit Awards, Phantom Stock Awards and Stock acquired through purchase under Section 12.

     (b) Board. The term "Board" shall mean the Board of Directors of the Company.

     (c) Cause. The term "Cause" shall mean (a) the willful and continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

     (d) Change in Control. A "Change in Control" shall be deemed to have occurred if:

          (1) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company), is or becomes the

          "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities in any transaction or series of transactions not approved in advance by a vote of at least two-thirds (2/3) of the Board; or

          (2) during any period of three consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3), (4) or (5) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two- thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

          (3) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

          (4) the stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this clause (4), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") shall be determined by the average closing price of the shares of Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Stock or by such other method as the Board shall determine is appropriate; or

          (5) any other event determined by a vote of at least two-thirds (2/3) of the Board to constitute a "Change of Control."

     (e) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (f) Committee. The term "Committee" means the Compensation Committee of the Board, selected in accordance with the provisions of Subsection 4.2.

     (g) Date of Termination. A Participant's "Date of Termination" shall be the date on which his or her employment with all Employers and Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company (including Employers) or between two Related Companies (including Employers); and further provided that a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from an Employer or a Related Company approved by the Participant's Employer.

     (h) Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he or she is unable, by reason of a medically determinable physical or mental impairment, to carry out his or her duties with an Employer, which condition, in the discretion of the Committee, is expected to have a duration of not less than 120 days.

     (i) Employee. The term "Employee" shall mean any officer of the Company or any other person with an employment relationship with the Company or a Related Company.

     (j) Employer. The Company and each Related Company which, with the consent of the Company, participates in the Plan for the benefit of its eligible Employees are referred to collectively as the "Employers" and individually as an "Employer".

     (k) Fair Market Value. The "Fair Market Value" of the Stock on any given date shall be the mean between the closing price per share of Stock on the NASDAQ National market on such date (or if no sales of Stock were made on such date, the closing price on the NASDAQ National Market on the next preceding date on which sales were made on such market), or the price of shares of Stock as determined by such other valuation method as may be determined in good faith by the Committee.

     (l) Immediate Family. With respect to a particular Participant, the term "Immediate Family" shall mean the Participant's spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.
     (m) Incentive Stock Option. The term "Incentive Stock Option" shall mean any Incentive Stock Option granted pursuant to Section 6 of the Plan.

     (n) Merit Award. The term "Merit Award" shall mean any Merit Award granted pursuant to Section 13 of the Plan.

     (o) Non-Qualified Stock Option. The term "Non-qualified Stock Option" shall mean any Non-Qualified Stock Option granted pursuant to Section 6 of the Plan.

     (p) Option. The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

     (q) Participant. The term "Participant" means an Employee who has been granted an award under the Plan.

     (r) Performance-Based Compensation. The term "Performance-Based Compensation" shall have the meaning ascribed to it in Section 162(m)(4)(C) of the Code.

     (s) Performance Period. The term "Performance Period" shall mean the period over which applicable performance is to be measured.

     (t) Performance Stock. The term "Performance Stock" shall have the meaning ascribed to it in Section 10 of the Plan.

     (u) Performance Units. The term "Performance Units" shall have the meaning ascribed to it in Section 11 of the Plan.

     (v) Phantom Stock Award. The term "Phantom Stock Award" shall mean any Phantom Stock Award granted pursuant to Section 14 of the Plan.

     (w) Qualified Retirement Plan. The term "Qualified Retirement Plan" means any plan of the Company or a Related Company that is intended to be qualified under Section 401(a) of the Code.

     (x) Related Companies. The term "Related Companies' means any company during any period in which it is a "subsidiary corporation" of the Company (as that term is defined in Code Section 424(f)).

     (y) Restricted Period. The term "Restricted Period" shall mean the period of time for which shares of Restricted Stock or Restricted Stock Units are subject to forfeiture pursuant to the Plan or during which Options and Stock Appreciation Rights are not exercisable.

     (z) Restricted Stock. The term "Restricted Stock" shall have the meaning ascribed to it in Section 8 of the Plan.

     (aa) Restricted Stock Units. The term "Restricted Stock Units" shall have the meaning ascribed to it in Section 9 of the Plan.

     (bb) Retirement. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination under circumstances that constitute such participant's retirement at normal retirement age under the terms of the Qualified Retirement Plan of an Employer or Related Company that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his or her Date of Termination, under the terms of any applicable retirement policy of the Participant's Employer.

     (cc) SEC. "SEC" means the Securities and Exchange Commission.

     (dd) Stock. The term "Stock" shall mean shares of common stock, $.01 par value per share, of the Company.

     (ee) Stock Appreciation Rights. The term "Stock Appreciation Rights" shall mean any Stock Appreciation Right granted pursuant to Section 7 of the Plan.

                                    SECTION 3
                                   Eligibility

3.1. Subject to the discretion of the Committee and the terms and conditions of the Plan, the Committee shall determine and designate from time to time, from among the salaried, full-time officers and Employees of the Employers those Employees who will be granted one or more Awards under the Plan.

                                    SECTION 4
                          Operation and Administration

4.1. Subject to the approval of the stockholders of the Company at the Company's 1997 Annual Meeting of Stockholders, the Plan shall be effective April 29, 1997 ("Effective Date"), provided, however, that any awards made under the Plan prior to approval by the stockholders of the Company, shall be contingent upon such approval. The Plan shall be unlimited in duration and remain in effect until termination by the Board; provided however, that no Incentive Stock Option may be granted under the Plan after April 29, 2002.

4.2. The Plan shall be administered by the Committee which shall be selected by the Board, shall consist of members of the Board who are not Employees and are not eligible to participate in the Plan, and shall consist of not less than two members of the Board. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

     (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select Employees to receive Awards, to determine the time or times of receipt and to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

     (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

     (c) The Committee will have the authority and discretion to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to make all other determinations that it deems necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or advisable to carry it into effect.

     (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Provided, however, that except as otherwise permitted under Treasury Regulation 1.162-27(e)(2)(iii)(C), the Committee may not increase any Award once made if payment under such Award is intended to constitute Performance-Based Compensation.

     (e) The Committee may only act by a majority of its members. Any determination of the Committee may be made by the unanimous written consent of its members. In addition, the Committee may authorize one or more of its members or any officer of an Employer to execute and deliver documents and perform other administrative acts pursuant to the Plan.

     (f) No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against, the Committee or its members or authorized delegates by reason of the performance of any action pursuant to the Plan if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance policy.

4.3 Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option or a Stock Appreciation Right under the Plan to the extent that the sum of (a) the number of shares of Stock subject to such Stock Option, and (b) the number of shares of Stock subject to all other prior Awards of Options and Stock Appreciation Rights under the Plan during the three-year period ending on the date of the Award, would exceed the Participant's Individual Limit under the Plan. Subject to the provisions of
Section 16, a Participant's "Individual Limit" shall be 1,000,000 shares during any three consecutive calendar years. In addition, the maximum number of shares with respect to which any Participant may receive Awards during any three consecutive calendar years is 1,000,000. The maximum amount of cash that may be paid out with respect to Awards to any individual during any three consecutive calendar years is $3,000,000.

4.4. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code Section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements. To the extent that it is necessary to establish performance goals for a particular Performance Period, those goals will be based on one or more of the following business criteria: revenues, EBITDA, net income, earnings per share, debt reduction, return on investment, operating ratio, cash flow, return on assets, stockholders return, and return on equity. If the Committee establishes performance goals for a Performance Period relating to one or more of these business criteria, the Committee may determine to approve a payment from that particular Performance Period upon attainment of the performance goal relating to any one or more of such criteria.

                                    SECTION 5
                         Shares Available Under the Plan

5.1. The shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in the open market or in private transactions. Subject to the provisions of Section 16, the total number of shares of Stock available for grant of Awards shall not exceed 3,000,000 shares of Stock, not more than fifty percent of which may be in the form of Restricted Stock and Performance Shares. Except as otherwise provided herein, if any Award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purposes of the Plan. Any shares of Stock which are used as full or partial payment to the Company upon exercise of an Award shall be available for purposes of the Plan.

                                    SECTION 6
                                     Options

6.1. The grant of an "Option" under this Section 6 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this
Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, and subject to Subsection 6.6 and Sections 15 and 20, shall not be exercisable for at least six months from the date of grant, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

6.2. The Committee shall designate the Participants to whom Options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, to the extent required by Section 422 of the Code.

6.3. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section shall be subject to the following terms of this Subsection 6.3:

     (a) The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall the price per share be less than the Fair Market Value per share on the date of the grant or, if earlier, the day on which the Participant granted the Option is hired, promoted or other such singular event has occurred, provided the date of grant shall not be more than 90 days following such date;

     (b) The full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto; and

     (c) The purchase price shall be paid either in cash, in shares of Stock (valued at Fair Market Value as of the day of exercise), through a combination of cash and Stock or through such cashless exercise arrangement as may be approved by the Committee and established by the Company.

6.4. Except as otherwise expressly provided in the Plan, an Option granted under this Section 6 shall be exercisable in accordance with the following terms of this Subsection 6.4.

     (a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

     (b) The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

6.5. The vesting and exercise periods of any Option shall be determined by the Committee but the term of any Option shall not extend more than ten years after the date of grant.

6.6. In the event the Participant exercises an Option under this Plan or a predecessor plan of the Company or a Related Company and pays all or a portion of the purchase price in Stock, in the manner permitted by Subsection 6.3, such Participant, pursuant to the exercise of Committee discretion at the time the Option is exercised or to the extent previously authorized by the Committee, may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted and may have vesting and expiration dates on the same dates as the vesting and expiration dates of the original Option so exercised by payment of the purchase price in shares of Stock.

                                    SECTION 7
                            Stock Appreciation Rights

7.1. Subject to the terms of this Section 7, a Stock Appreciation Right granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with Subsection 7.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than (i) 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if earlier, the day on which the Participant granted the Stock Appreciation Right is hired, promoted or other such singular event has occurred, provided the date of grant shall not be more than 90 days following such date, or, (ii) if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

7.2. Subject to the provisions of the Plan, the Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the price shall be established with respect to each such Stock Appreciation Right, and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. If a Stock Appreciation Right is granted in connection with an Option then, in the discretion of the Committee, the Stock Appreciation Right may, but need not, be granted in tandem with the Option.

7.3. The exercise of Stock Appreciation Rights shall be subject to the following:

     (a) If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee in connection with such rights but, subject to Sections 15 and 20, shall not be exercisable for six months from the date of grant and the term of any Stock Appreciation Right shall not extend more than ten years from the date of grant; and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Stock Appreciation Rights, or achievement of objectives relating to Stock ownership by the Participant; and

     (b) If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable only at the time the tandem Option is exercisable and the exercise of the Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

7.4. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with Subsection 7.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination of Stock or cash, in the discretion of the Committee.

7.5. The Committee may grant Limited Stock Appreciation Rights which entitle the Participant to receive a cash payment in connection with a Change in Control. . Notwithstanding the foregoing provisions of this Section 7, a Limited Stock Appreciation Right shall be subject to the following:

     (a) A Limited Stock Appreciation Right may (but need not) be granted in connection with all or any portion of a previously or contemporaneously granted Option, and may be granted in tandem with an Option regardless of whether the Option is in tandem with a Stock Appreciation Right;

     (b) In the case of a Limited Stock Appreciation Right that is in tandem with an Option, the payment amount shall be equal to the difference between the exercise price per share of the Stock covered by the tandem Option and the Fair Market Value of a share of Stock upon the date of exercise;

     (c) To the extent provided by the Committee, a Limited Stock Appreciation Right may be automatically exercisable at a time determined by the Committee, or it may be exercised by the Participant during the period beginning not earlier than the date of a Change in Control, and ending not later than ninety (90) days following the date of the Change in Control, and may be exercisable regardless of whether the Participant is then employed by an Employer or a Related Company; and

     (d) If the Limited Stock Appreciation Right is in tandem with an Option, the exercise of the Limited Stock Appreciation Right shall result in the cancellation of the tandem Option (and any Stock Appreciation Right in tandem with such Option).

                                    SECTION 8
                                Restricted Stock

8.1. Subject to the terms of this Section 8, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to certain conditions established by the Committee, with some or all of those conditions relating to events (such as continued employment or satisfaction of performance criteria) occurring after the date of the grant of the Award, provided, however, that to the extent that vesting of a Restricted Stock Award is contingent on continued employment, the required employment period shall generally not be less than one year following the grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company. To the extent, if any, required by the General Corporation Law of the State of Delaware, a Participant's receipt of an Award of newly issued shares of Restricted Stock shall be made subject to payment by the Participant of an amount equal to the aggregate par value of such newly issued shares of Stock.

8.2. The Committee shall designate the Participants to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award. The Award of shares under this Section 8 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

8.3. Shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

     (a) Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period;

     (b) The Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee or as otherwise provided by the Plan, the right to receive all dividends and other distributions paid on such shares;

     (c) Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant but, at the discretion of the Committee, each such certificate may be deposited with the Company with a stock power endorsed in blank or in a bank designated by the Committee;

     (d) The Committee may award Restricted Stock as Performance-Based Compensation, which shall be Restricted Stock that becomes vested (or for which vesting is accelerated) upon the achievement of performance goals established by the Committee and the Committee may specify the number of shares that will vest upon achievement of different levels of performance; except as otherwise provided by the Committee, achievement of maximum targets during the Performance Period shall result in the Participant's receipt of the full amount of Restricted Stock comprising such Performance-Based Compensation and, in the discretion of the Committee, achievement of the minimum target but less than the maximum target, the Committee may establish the Participant's right to a portion of the Award; and

     (e) Except as otherwise provided by the Committee, any Restricted Stock which is not earned by the end of a Restricted Period or Performance Period, as the case may be, shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Restricted Period or Performance Period, as the case may be, the Committee may determine, in its sole discretion, that the Participant will be entitled to settlement of all or any portion of the Restricted Stock as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock or make such other adjustments as the Committee, in its sole discretion, deems desirable. Subject to the limitations of the Plan and the Award of Restricted Stock, upon the vesting of Restricted Stock, such Restricted Stock will be transferred free of all restrictions to the Participant (or his or her legal representative, beneficiary or heir).

                                    SECTION 9
                             Restricted Stock Units

9.1. Subject to the terms of this Section 9, a Restricted Stock Unit entitles a Participant to receive shares or cash for the units at the end of a Restricted Period to the extent provided by the Award with the vesting of such units to be contingent upon such conditions as may be established by the Committee (such as continued employment or satisfaction of performance criteria) occurring after the date of grant of the Award, provided, however, that to the extent that the vesting of a Restricted Stock Unit is contingent on continued employment, the required employment period shall generally not be less than one year following the date of grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company. The Award of Restricted Stock Units under this Section 9 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

9.2. The Committee shall designate the Participants to whom Restricted Stock Units shall be granted and the number of units that are subject to each such Award. During any period in which Restricted Stock Units are outstanding and have not been settled in Stock, the Participant shall not have the rights of a stockholder, but, in the discretion of the Committee, may be granted the right to receive a payment from the Company in lieu of a dividend in an amount equal to any cash dividends that might be paid during the Restricted Period.

9.3 Except as otherwise provided by the Committee, any Restricted Stock Unit which is not earned by the end of a Restricted Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Restricted Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                   SECTION 10
                                Performance Stock

10.1. Subject to the terms of this Section 10, an Award of Performance Stock provides for the distribution of Stock to a Participant upon the achievement of performance objectives established by the Committee.

10.2. The Committee shall designate the Participants to whom Awards of Performance Stock are to be granted, and the number of shares of Stock that are subject to each such Award. The Award of shares of Performance Stock under this
Section 10 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

10.3. Except as otherwise provided by the Committee, any Award of Performance Stock which is not earned by the end of the Performance Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or any portion of the Performance Stock as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Stock or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                   SECTION 11
                                Performance Units

11.1. Subject to the terms of this Section 11, the Award of Performance Units under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of Performance Units earned, and value received from them, will be contingent on the degree to which the performance measures established at the time of grant of the Award are met.

11.2. The Committee shall designate the Participants to whom Performance Units are to be granted, and the number of Performance Units to be subject to each such Award.

11.3. For each Participant, the Committee will determine the value of Performance Units, which may be stated either in cash or in units representing shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be settled in cash and/or shares of Stock.

11.4. Settlement of Performance Units shall be subject to the following:

     (a) The Committee will compare the actual performance to the performance measures established for the Performance Period and determine the number of Performance Units as to which settlement is to be made, and the value of such Performance Units;

     (b) Settlement of Performance Units earned shall be wholly in cash, wholly in Stock or in a combination of the two, to be distributed in a lump sum or installments, as determined by the Committee; and

     (c) Shares of Stock distributed in settlement of Performance Units shall be subject to such vesting requirements and other conditions, if any, as the Committee shall determine, including, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under
     Section 8.

11.5. Except as otherwise provided by the Committee, any Award of Performance Units which is not earned by the end of the Performance Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or any portion of the Performance Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                   SECTION 12
                             Stock Purchase Program

12.1. The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan, and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 75% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average Stock value over a period determined by the Committee), and further provided that if newly issued shares of Stock are sold, the purchase price may not be less than the aggregate par value of such newly issued shares of Stock.

12.2. The Committee may impose such restrictions with respect to shares purchased under this Section 12, as the Committee, in its sole discretion, determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 8.

                                   SECTION 13
                                  Merit Awards

13.1. The Committee may from time to time make an Award of Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. The consideration to be paid by an Employee for any such Merit Award shall be fixed by the Committee from time to time, but, if required by the General Corporation Law of the State of Delaware, it shall not be less than the aggregate par value of the shares of Stock awarded to him or her.

                                   SECTION 14
                              Phantom Stock Awards

14.1. The Committee may make Phantom Stock Awards to selected Employees which may be based solely on the value of the underlying shares of Stock, solely on any earnings or appreciation thereon, or both. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the number of hypothetical or target shares as to which each such Phantom Stock Award is subject and to determine the terms and conditions of each such Phantom

Stock Award. There may be more than one Phantom Stock Award in existence at any one time with respect to a selected Employee, and the terms and conditions of each such Phantom Stock Award may differ from each other.

14.2. The Committee shall establish vesting or performance measures for each Phantom Stock Award on the basis of such criteria and to accomplish such objectives as the Committee may from time to time, in its sole discretion, determine. Such measures may be based on years of service or periods of employment, or the achievement of individual or corporate performance objectives, but shall, in each instance, be based upon one or more of the business criteria set forth in Section 4.4. The vesting and performance measures determined by the Committee shall be established at the time a Phantom Stock Award is made. Phantom Stock Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as provided in Section 17, during the Performance Period.

14.3. The Committee shall determine, in its sole discretion, the manner of payment, which may include cash or shares of Stock in such proportions as the Committee shall determine.

14.4. Except as otherwise provided by the Committee, any Award of Phantom Stock which is not earned by the end of the Performance Period shall be forfeited. If a Participant's Date of Termination occurs prior to the end of a Performance Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or a portion of the Phantom Stock for which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of Phantom Stock or make such other adjustment as the Committee, in its sole discretion, deems desirable.

                                   SECTION 15
                            Termination of Employment

15.1. If a Participant's employment is terminated by the Participant's Employer for Cause or if the Participant's employment is terminated by the Participant without the consent and approval of the Participant's Employer, all of the Participant's unvested Awards shall be forfeited.

15.2. If a Participant's Date of Termination occurs by reason of death, all Options and Stock Appreciation Rights outstanding immediately prior to the Participant's Date of Termination shall immediately become exercisable and all restrictions on any Awards outstanding immediately prior to the Participant's Date of Termination shall lapse.

15.3. If a Participant's Date of Termination occurs by reason of Disability or Retirement, or by reason of the Participant's employment being terminated by the Participant's Employer for any reason other than Cause, or by the Participant with the consent and approval of the Participant's Employer, the Restricted Period shall lapse on a proportion of any Awards outstanding immediately prior to the Participant's Date of Termination (except that, to the extent that an Award of Restricted Stock, Restricted Stock Units, Performance Units, Performance Stock and Phantom Stock is subject to a Performance Period, such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to the Date of Termination and shall be determined at the end of the Performance Period). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

15.4. Stock Appreciation Rights and Non-Qualified Stock Options which are or become exercisable by reason of death, Disability or Retirement or by reason of the Participant's employment being terminated by the Participant's Employer for reasons other than Cause or by the Participant with the consent and approval of the Participant's Employer, shall expire on the expiration date set forth in the Award or, if earlier:

     (a) three years after the Date of Termination, if the Participant's termination occurs because of death, Disability, or Retirement; and

     (b) three months after the Date of Termination, if the Participant's employment is terminated by the Participant's employer for reasons other than Cause or by the Participant with the consent and approval of the Participant's Employer.

Incentive Stock Options which are or become exercisable by reason of death, Disability or Retirement shall expire on the expiration date set forth in the Award or, if earlier, three months after the Date of Termination. Options and Stock Appreciation Rights which are or become exercisable at the time of a Participant's death may be exercised by the Participant's designated beneficiary or, in the absence of such designation, by the person to whom the Participant's rights will pass by will or the laws of descent and distribution.

15.5. Except to the extent the Company shall otherwise determine, if, as a result of a sale or other transaction, a Participant's Employer ceases to be a Related Company (and the Participant's Employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant's employment being terminated by the Participant's Employer for a reason other than Cause.

15.6. Notwithstanding the foregoing provisions of this Section 15, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant's Date of Termination, determine that a Participant's Date of Termination will not result in forfeiture or other termination of the Award.

                                   SECTION 16
                              Adjustments to Shares

16.1. If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, extraordinary cash dividend, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall appropriately adjust (i) the number of shares of Stock available under the Plan, (ii) the number of shares of Stock available under any individual or other limitations under the Plan, (iii) the number of shares of Stock subject to outstanding Awards and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award. All share adjustments shall be made to the nearest full share.

16.2. If the Committee determines that an adjustment in accordance with the provisions of Subsection 16.1 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments as the Committee deems equitable, if any, that the Committee determines are consistent with the purposes of the Plan and/or the affected Awards.

                                   SECTION 17
                     Transferability and Deferral of Awards

17.1. Awards under the Plan are not transferable except by will or by the laws of descent and distribution. To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this Section 17, the Committee may, subject to any restrictions under applicable securities laws, permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of a Participant's Immediate Family or to a Partnership comprised solely of members of the Participant's Immediate Family), subject to such limits as the Committee may establish, provided the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

17.2 The Committee may permit a Participant to elect to defer payment under a Performance Unit or Phantom Stock Award under such terms and conditions as the Committee, in its sole discretion, may determine; provided that any such deferral election must be made prior to the time the Participant has become entitled to payment under the Performance Unit or Phantom Stock Award.

                                   SECTION 18
                                 Award Agreement

18.1. Each Participant granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the Participant in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued employment with an Employer nor shall it restrict the right of an Employer to terminate a Participant's employment at any time.

                                   SECTION 19
                                 Tax Withholding

19.1 All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share.

                                   SECTION 20
                                Change in Control

20.1. Subject to the provisions of Section 16 (relating to the adjustment of shares of Stock), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

     (a) All outstanding Options (regardless of whether in tandem with Stock Appreciation Rights) shall become fully exercisable, except to the extent that the right to exercise the Option is subject to any restrictions established in connection with a Limited Stock Appreciation Right that is in tandem with the Option;

     (b) All outstanding Stock Appreciation Rights (regardless of whether in tandem with Options) shall become fully exercisable, except that if Stock Appreciation Rights are in tandem with an Option, and the Option is in tandem with a Limited Stock Appreciation Right, the right to exercise the Stock Appreciation Right shall be subject to any restrictions established in connection with the Limited Stock Appreciation Right;

     (c) All shares of Stock subject to Awards shall become fully vested; and

     (d) Performance Units may be paid out in such manner and amounts as determined by the Committee.

                                   SECTION 21
                       Stock Options for Outside Directors

21.1 Options may also be granted to members of the Board who are not employees in such amounts and at such times as the Committe, in its discretion, may determine. Each option granted under this Section 21(i) shall have an exercise price per share equal to 100% of the Fair Market Value per share of Stock on the date of grant, (ii) shall be exercisable for 10 years from the date of grant but shall lapse upon the optionee's termination of service as a member of the Board,
(iii) shall become exercisable with respect to 50% of the shares to which it relates six months after the date of grant and with respect to the other 50% of the shares to which it relates one year after the date of grant and (iv) shall be exercised by cash, by tender of shares of Stock already owned by the optionee having a Fair Market Value equal to the exercise price or a combination of cash and Stock.

                                   SECTION 22
                            Termination and Amendment

22.1 The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (a) increase the aggregate number of shares of Stock which may be issued under the Plan, (b) materially increase the benefits accruing to Participants under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Section 16 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially and adversely affect a Participant's rights under such Award without the Participant's consent.